EXHIBIT 10.2

CREDIT AGREEMENT

dated as of September 26, 2012

by and among

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P.,
as Borrower,

THE LENDERS PARTY HERETO FROM TIME TO TIME,
as Lenders,

REGIONS BANK,
as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION

and

JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,

and

PNC BANK, NATIONAL ASSOCIATION,

UNION BANK, N.A.

and,

FIFTH THIRD BANK,
as Co-Documentation Agents,

with

REGIONS CAPITAL MARKETS,
a division of Regions Bank,

U.S. BANK NATIONAL ASSOCIATION

and

J.P. Morgan SECURITIES llc,
as Joint Lead Arrangers and Joint Bookrunners

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SCHEDULES AND EXHIBITS
SCHEDULE 1	Commitments
SCHEDULE 6.1(b)	Ownership Structure
SCHEDULE 6.1(f)	Properties
SCHEDULE 6.1(g)	Existing Indebtedness
SCHEDULE 6.1(i)	Litigation
SCHEDULE 6.1(k)	Financial Statements
SCHEDULE 6.1(p)	Environmental Matters
SCHEDULE 6.1(ee)	Eminent Domain Proceedings
SCHEDULE 6.1(jj)	Borrowing Base Properties
EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Contribution Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Joinder Agreement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Notice of Continuation
EXHIBIT G	Notice of Conversion
EXHIBIT H	Form of Notice of Swingline Borrowing
EXHIBIT I	Form of Swingline Note
EXHIBIT J	Form of Revolving Note
EXHIBIT K	Form of Term Note
EXHIBIT L	Form of Compliance Certificate
EXHIBIT M	Form of Commitment and Acceptance
EXHIBIT N	Form of Borrowing Base Certificate
EXHIBIT O	Form of Borrowing Base Addition Certificate
EXHIBIT P	Form of Release Request

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CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) dated as of September 26, 2012 by and among WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), the LENDERS party hereto from time to time, and REGIONS BANK, an Alabama state banking corporation, as the Administrative Agent for the Lenders.
WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility and a term loan facility for the purposes set forth herein; and

WHEREAS, the Lenders have agreed to make the requested facilities and loans available on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1         Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Actual Costs” means the gross purchase price for the acquisition of any Property, but in no event shall such amount exceed Borrower's Share of such price.
“Additional Costs” has the meaning given to that term in Section 4.1.
“Adjusted EBITDA” means as of any date of determination the sum of (a) EBITDA of the Borrower for the immediately preceding calendar quarter less (b) the Capital Reserves for such period.
“Adjusted NOI” means, for any period, (a) NOI from all Properties (or, in the case of the definition of Borrowing Base Value and Implied Debt Yield, Borrowing Base Properties) for such period, less (b) Borrower's Share of Capital Reserves attributable to such Property (or, in the case of the definition of Borrowing Base Value and Implied Debt Yield, Borrowing Base Properties) for such period.
“Adjusted Total Asset Value” means as of any date of determination the sum of (a) Total Asset Value less (b) the value of assets (determined in a manner consistent with the definition of Total Asset Value) owned or leased by Unconsolidated Affiliates and included in Total Asset Value.
“Administrative Agent” means Regions Bank, as administrative agent hereunder, together with its successors and assigns.
“Affected Lender” has the meaning given to such term in Section 4.5.
“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.
“Aggregate Minimum Occupancy Requirement” means, for all Borrowing Base Properties, the aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent (not more than sixty (60)

days past due) and which are not otherwise in default under their respective leases was at least eighty percent (80%) of the aggregate rentable area of all Borrowing Base Properties.
“Aggregate Revolving Commitment” means the Revolving Commitments of all the Lenders, as amended from time to time pursuant to Section 2.11 hereof. The initial amount of the Aggregate Revolving Commitment in effect on the Effective Date is Two Hundred Million Dollars ($200,000,000).
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.
“Agreement Date” means the date as of which this Agreement is dated.
“Alternate Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%), and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively. The Alternate Base Rate is a reference rate used by the Lender acting as the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Administrative Agent or any other Lender on any extension of credit to any debtor.
“Anti-Terrorism Laws” has the meaning given to that term in Section 6.1(ii).
“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all applicable orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means, for any day with respect to any Loans, the applicable rate per annum set forth below, expressed in basis points, under the caption “Revolving LIBOR Margin” applicable to Revolving Loans that are LIBOR Rate Loans, “Revolving ABR Margin” applicable to Revolving Loans that are Base Rate Loans, “Term Loan LIBOR Margin” applicable to any portion of the Term Loan that is a LIBOR Rate Loan, or “Term Loan ABR Margin” applicable to any portion of the Term Loan that is a Base Rate Loan, as the case may be, based upon the Leverage Ratio of the Borrower in the table below (such table referred to herein as the “Pricing Grid”):

LEVEL	BORROWER'S LEVERAGE RATIO	REVOLVING LIBOR MARGIN LIBOR MARGIN	REVOLVING ABR MARGIN	TERM LOAN LIBOR MARGIN	TERM LOAN ABR MARGIN
Level I	< 40%	175	75	165	65
Level II	≥ 40% and < 45%	185	85	175	75
Level III	≥ 45% and < 50%	200	100	190	90
Level IV	≥ 50% and < 55%	225	125	215	115
Level V	≥ 55%	250	150	240	140

As of the Agreement Date, the Applicable Margin is at Level I. The Applicable Margin shall be adjusted from time to time, effective on the fifth (5th) Business Day following delivery by Borrower, pursuant to Sections 8.1, 8.2 and 8.3 hereof, of annual or quarterly financial statements and Compliance Certificate evidencing a change in the Leverage Ratio; provided, however if any financial statements or Compliance Certificate required to be delivered in accordance with Sections 8.1, 8.2 and 8.3 for any given period are not delivered to the Administrative Agent on or before the date required for such delivery under such sections, Level V shall apply to the determination of the Applicable Margin, effective on the fifth (5th) Business Day following the date such financial statements and Compliance

Certificate were to be delivered until five (5) Business Days after such financial statements and Compliance Certificate are actually received by the Administrative Agent.

“Applicable Unused Fee Rate” means, for any day with respect to the Unused Fee, the applicable rate per annum set forth below, based upon the Usage Percentage in the table below:

LEVEL	USAGE PERCENTAGE	APPLICABLE UNUSED FEE RATE
Level I	≤ 50%	0.35%
Level II	> 50%	0.25%

“Arrangers” means Regions Capital Markets, a division of Regions Bank, U.S. Bank National Association, and J.P. Morgan Securities LLC, in their capacity as joint lead arrangers and joint bookrunners.
“ASC 805” means Financial Accounting Standards Board Accounting Standards Codification (ASC) 805.
“Assignee” has the meaning given to that term in Section 12.5(d).
“Assignment and Assumption” means an Assignment and Assumption among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.
“Bankruptcy Code” means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
“Base Rate Loan” means a Loan bearing interest at a rate based on the Alternate Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Borrower's Share” means the Borrower's and the REIT Guarantor's direct or indirect share of a Subsidiary or an Unconsolidated Affiliate as reasonably determined by the Borrower based upon the Borrower's and the REIT Guarantor's Economic Interest in such Subsidiary or Unconsolidated Affiliate, as of the date of such determination.
“Borrowing Base Addition Certificate” has the meaning given to that term in Section 8.5(b).
“Borrowing Base Availability” means the least of (i) the sum of the Aggregate Revolving Commitments plus the Term Loan Exposure, (ii) the Borrowing Base Value multiplied by fifty‑five percent (55%), which may increase to sixty percent (60%) for up to two consecutive calendar quarters immediately following a Major Acquisition, and (iii) an amount which would produce an Implied Debt Yield of not less than 0.11 to 1.0.
“Borrowing Base Certificate” has the meaning given to that term in Section 8.3(b).
“Borrowing Base Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed and operational principally as an office or industrial property; (b) the Property is owned, or leased under an Eligible Ground Lease, entirely by the Borrower and/or a Guarantor that is a Subsidiary at least 95% owned by the Borrower, (c) neither such Property, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clauses (a) and (c) through (g) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Guarantor described in clause (b) above, (i) none of the Borrower's or any other Guarantor's direct or indirect ownership interest in such Guarantor is subject to any

Lien (other than those described in clauses (a) and (c) through (g) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) the Borrower directly or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to sell, transfer or otherwise dispose of such Property and (B) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) such Property is located entirely in a state within the contiguous 48 states of the continental United States, Hawaii or the District of Columbia; (g) at the time of its addition as a Borrowing Base Property, the Weighted Average Duration of all leases shall be at least four (4) years for such Property; (h) at the time of its addition as a Borrowing Base Property, such Property satisfies the Minimum Occupancy Requirement; and (i) with respect to such Property, the requirements of Section 8.5 have been met.

“Borrowing Base Value” means, as of any date of determination, an aggregate amount equal to the sum of (x) for Borrowing Base Properties owned for more than twelve (12) months, Adjusted NOI for the most recent fiscal quarter then ended, annualized, divided by the Capitalization Rate, plus (y) for Borrowing Base Properties owned for less than twelve (12) months, the Actual Costs plus Capital Expenditures incurred since the date of acquisition of each such Borrowing Base Property. Notwithstanding the foregoing, except to the extent waived by the Administrative Agent and the Requisite Lenders, the contribution to the Borrowing Base Value of Borrowing Base Properties located in one Metropolitan Statistical Area shall not exceed thirty-five percent (35%) of the aggregate Borrowing Base Value of all Borrowing Base Properties. To the extent such limitation is exceeded, any such excess shall be excluded from the calculation of Borrowing Base Value.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close and (b) with reference to a LIBOR Rate Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Expenditures” means, for any period, the sum of all capital expenditures incurred during such period as determined in accordance with GAAP, but in no event shall such sum exceed Borrower's Share of such expenditures.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to $1.00 per year per square foot of gross leasable area, provided that, with respect to a Property, such amount shall not exceed Borrower's Share. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in the determination of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower, Guarantors and their Subsidiaries and Borrower's Share of all Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means seven and three-fourths percent (7.75%).
“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Change of Control” means the occurrence of any of the following:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three percent (33%) of the total voting power of the then outstanding voting stock of the REIT Guarantor;

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires, directly or indirectly, by contract or otherwise, the power to exercise control over the Equity Interests of the REIT Guarantor representing more than thirty-three percent (33%) of the total voting power represented by the issued and outstanding Equity Interests of the REIT Guarantor;

(c)during any period of twelve (12) consecutive months, a majority of the Board of Trustees or Directors of the REIT Guarantor consists of individuals who were not either (i) trustees or directors of the REIT Guarantor as of the corresponding date of the previous year, (ii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (c)(i) above, or (iii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (c)(i) above and individuals described in clause (c)(ii), above;

(d)the REIT Guarantor shall fail to be the sole general partner of the Borrower or shall fail to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least sixty-six and two-thirds percent (66-2/3%) of the voting Equity Interests of the Borrower; or

(e)Borrower or the REIT Guarantor fails to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least seventy-five percent (75%) of the Equity Interests of each Guarantor (other than the REIT Guarantor), control all major decisions of such Guarantor (including, without limitation, decisions to sell or encumber property) and otherwise possess the ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, of each such Guarantor; provided that the Borrower or the REIT Guarantor must directly or indirectly own, free of any liens, encumbrances or adverse claims, not less than ninety-five percent (95%) of each Guarantor that owns any Borrowing Base Property.

“Co-Documentation Agents” means, collectively, PNC Bank, National Association, Union Bank, N.A., and Fifth Third Bank.
“Co-Syndication Agents” means, collectively, U.S. Bank National Association and JPMorgan Chase Bank, N.A.
“Collateral Account” means a special interest bearing deposit account (to the extent available) maintained by the Administrative Agent at the Principal Office and under its sole dominion and control.
“Commitment” means the Revolving Commitments and the Term Loan Commitments.
“Commitment and Acceptance” has the meaning given to that term in Section 2.11(b).

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) for the purposes of determining Requisite Lenders or application of Section 11.7 or Section 11.8, (i) the aggregate amount of such Lender's Revolving Commitment and Term Loan Exposure to (ii) the sum of the Aggregate Revolving Commitments and Term Loan Exposure of all the Lenders hereunder; (b) for the purposes of determining a Lender's pro rata share of the Revolving Commitments, outstanding Revolving Loans, or participations in Letters of Credit Exposure or Swingline Loans, (i) such Lender's Revolving Commitment to (ii) the Aggregate Revolving Commitment; and (c) for the purposes of determining a Lender's pro rata share of the Term Loan or Term Loan Exposure, (i) such Lender's Term Loan Exposure to (ii) the aggregate Term Loan Exposure of all Lenders. If, at the time of determination, the Revolving Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender (A) under clause (a) above, shall be the ratio, expressed as a percentage, of (1) such Lender's Outstanding Credit Exposure to (2) the Aggregate Outstanding Credit Exposure of all the Lenders and (B) under clause (b) above, shall be the ratio, expressed as a percentage of (1) such Lender's Revolving Loan Exposure, Letter of Credit Exposure and Swingline Exposure to (2) the aggregate Revolving Loan Exposure, Letter of Credit Exposure and Swingline Exposure of all Lenders. None of the calculations in this definition shall include any Revolving Commitment or Outstanding Credit Exposure of any Lender that is a Defaulting Lender at the time of determination.
“Compliance Certificate” has the meaning given to that term in Section 8.3(a).
“Consolidated Tangible Assets” means on a consolidated basis for the Borrower and the REIT Guarantor, total assets minus any intangible assets such as goodwill and Intellectual Property (except for allocations of property purchase prices pursuant to ASC 805), less Total Indebtedness and the par value of Preferred Equity Interests in such Person.
“Construction Budget” means, in the aggregate, the fully budgeted total cost to develop the property under construction, including the acquisition cost of land as reasonably determined by Borrower in good faith.
“Construction-in-Process” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties under development or Properties on which development is scheduled to commence within twelve (12) months of any date of determination.
“Contingent Liabilities” as to any Person, but without duplication of any amount included or includable in items (a) through (h), (j) and (k) of Indebtedness, as applied to any obligation, means and includes liabilities or obligations with respect to: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation; (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, or similar off balance sheet financing arrangement; (d) all obligations of such Person with respect to any take-out commitment or forward equity commitment; (e) purchase obligations net of asset value; and (f) all obligations under performance and/or completion guaranties (or other agreements the practical effect of which is to assure performance or completion of such obligations) as and to the extent such obligations are required to be included as liabilities on the balance sheet of such Person in accordance with GAAP.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Rate Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Contribution Agreement” means the Contribution Agreement of even date herewith in substantially the form of Exhibit B to be executed by the Borrower and the Guarantors and delivered to the Administrative Agent in accordance with this Agreement, as modified, amended, supplemented or restated from time to time.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, or (b) the issuance of a Letter of Credit.
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulted Property” has the meaning given to that term in Section 8.5(d)(iii).
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Defaults, shall be specifically identified in such writing) has not been satisfied, or (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment unless in the case of (i) or (ii) the bankruptcy court or such receiver, conservator, trustee, administrator, assignee or other Person or custodian confirms or affirms that such Lender will continue to comply with its funding obligations under this Agreement; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or parent company thereof by a Governmental Authority or agency thereof.
“Deliverables” has the meaning given to that term in Section 8.5(b).
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the marked-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Administrative Agent or any Lender).
“Development Property” means a Property currently under development for use as an office or industrial building that has not become a Stabilized Property, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed, provided that such a Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property.
“Dividend Reinvestment Proceeds” means, as of any date of determination and for any given period, an amount equal to all dividends or other distributions paid by the REIT Guarantor during such period, directly or indirectly, on account of any shares of any equity interest of the REIT Guarantor which any holder(s) of such equity interest direct to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional equity interests in the REIT Guarantor or any of its Subsidiaries.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) non-cash impairment charges and extraordinary or non-recurring gains and losses (including, for the avoidance of doubt, all gains (losses) on retirement of any debt and mark-to-market adjustments on interest rate swaps); (v) acquisition fees solely related to the issuance of new Equity Interests in an amount not to exceed 2% of the gross proceeds of each such issuance; and (vi) transaction costs incurred in connection with a Property acquisition not to exceed 2% of the purchase price for such Property; plus (b) such Person's pro rata share (or, with respect to the Borrower or the REIT Guarantor, the Borrower's Share) of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of all intangibles, without duplication, pursuant to ASC 805.
“Economic Interest” means a Person's portion of the direct or indirect economic (as opposed to voting or governing) interest in another Person, calculated as a fraction of the whole of such economic interest, including right to income of such other Person and priority on liquidation of such other Person, all as determined on a reasonable basis by the Borrower; provided, that in no event shall “Economic Interest” include any compensation for services rendered by the Person so entitled to such income, whether in the form of management fees or otherwise.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by the Lenders.
“Eligible Assignee” means any Person who is: (a) currently a Lender or an Affiliate of a current Lender; (b) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

“Eligible Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by institutional mortgagees making a commercial loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder in effect from time to time.
“ERISA Group” means the Borrower, the other Obligors, any Subsidiary of the Borrower or any of the other Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the other Obligors or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Subsidiary” means (a) any Subsidiary of the Borrower or the REIT Guarantor (i) holding title to assets which are or are to become collateral for any Secured Debt of such Subsidiary (other than the Obligations); (ii) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (A) any document, instrument or agreement evidencing such Secured Debt or (B) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Debt; and (iii) the liabilities for which none of the Borrower, the Guarantors (other than the REIT Guarantor), or any of their respective Subsidiaries (other than another Excluded Subsidiary) has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions from non-recourse liability or guaranties of construction or development loans to the extent such loans are included in the calculation of Secured Recourse Debt or (b) any Subsidiary which is not a Wholly Owned Subsidiary and with respect to which the

REIT Guarantor or the Borrower, as applicable, does not have sufficient voting power (and is unable, after good faith efforts to do so, to cause any necessary non-affiliated equity holders to agree) to cause such entity to become a “Guarantor” or, notwithstanding such voting power, the interests of such non-affiliated holders has material economic value in the reasonable judgment of the Borrower that would be impaired by such Subsidiary becoming a “Guarantor”.
“Executive Order” has the meaning given to that term in Section 6.1(ii).
“Extension Fee” has the meaning given to that term in Section 2.6(c).
“Extension Notice” has the meaning given to that term in Section 2.6(c).
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrower to the Administrative Agent or any Lender hereunder or under any other Loan Document.
“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA to (b) Fixed Charges for the period used to calculate Adjusted EBITDA.
“Fixed Charges” means, for any period, the sum of (a) Interest Expense of the Borrower, the Guarantor and their respective Subsidiaries determined on a consolidated basis for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full (provided that any such regularly scheduled principal payments that are not payable monthly shall, for purposes of this definition, be treated as if such payment were payable in equal monthly installments commencing on such payment date to and including the month immediately prior to the date of the next such scheduled payment or, if there is no such next scheduled payment, the Maturity Date), plus (c) all Preferred Dividends paid during such period. Borrower's Share of the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.
“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period, minus (or plus) (b) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus (c) depreciation with respect to such Person's real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures, plus (d) acquisition fees solely related to the issuance of new Equity Interests in an amount not to exceed 2% of the gross proceeds of each such issuance, plus (e) transaction costs incurred in connection with a Property acquisition not to exceed 2% of the purchase price for such Property. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.
“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Cash Proceeds” means, with respect to any Equity Issuance by any Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance.
“Guarantors” means, individually and collectively, as the context shall require, the REIT Guarantor, Wells Core Office Income Holdings, LLC and all Material Subsidiaries of the Borrower or the REIT Guarantor (other than Excluded Subsidiaries), and any other Person that is now or hereafter a party to the Guaranty as a “Guarantor”.
“Guaranty” (whether one or more) means the Guaranty of even date herewith substantially in the form of Exhibit C executed by the Guarantors and delivered to the Administrative Agent in accordance with this Agreement, as modified, amended, supplemented or restated from time to time.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “contaminant”, “hazardous substances”, “hazardous materials”, “hazardous wastes”, “pollutant”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (f) any other chemicals, materials or substances regulated pursuant to any Environmental Law.
“Implied Debt Yield” means, at any date of determination, the ratio of (a) the Adjusted NOI for the Borrowing Base Properties for the most recent fiscal quarter then ended, annualized (for Borrowing Base Properties acquired during the quarter, the annualization will be adjusted to reflect the actual period of ownership if less than a full quarter), to (b) the Aggregate Outstanding Credit Exposure on such date.
“Increase Date” has the meaning given to that term in Section 2.11(c).
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than accounts payable incurred in the ordinary course of business which are not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off‑Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) at the option of such Person); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Contingent Liabilities of such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim that is not being contested in good faith); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share (or, in the case of the Borrower, the Borrower's Share) of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share (or, in the case of the Borrower, the Borrower's Share) of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's pro rata portion (or, in the case of the Borrower, the Borrower's Share) of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.
“Indemnifiable Amounts” has the meaning given to that term in Section 11.7.
“Indemnified Party” has the meaning given to that term in Section 12.9.
“Indemnity Proceeding” has the meaning given to that term in Section 12.9.
“Information” has the meaning given to that term in Section 12.8(a).
“Intellectual Property” has the meaning given to that term in Section 6.1(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower, the Guarantors and their respective Subsidiaries, plus recurring fees such as recurring issuer, trustee and credit enhancement fees in connection with tax-exempt financings, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower's Share of Interest Expense of its Unconsolidated Affiliates for such period. Interest Expense shall exclude interest rate hedge termination payments or receipts, loan prepayment costs, upfront loan fees, and capitalized interest expense covered by an interest reserve established under a construction loan facility.
“Interest Period” means with respect to any LIBOR Rate Loan, each period commencing on the date such LIBOR Rate Loan is made or the day following the last day of the next preceding Interest Period for such Loan and ending, subject to availability, seven (7) calendar days, one (1) month, two (2) months, three (3) months or six (6) months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that, for any Interest Period other than a seven (7) calendar day Interest Period, each Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing: (a) no Interest Period for a LIBOR Rate Loan that is (i) a Revolving Loan shall end after the Termination Date and (ii) a Term Loan shall end after the Maturity Date; and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person; (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person; (d) the purchase or other acquisition of Cash Equivalents or (e) the acquisition in the ordinary course of business of any interests in real property or any other investment. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Issuing Lender” means Regions in its capacity as the Lender issuing the Letters of Credit and its successors and assigns.
“Joinder Agreement” means the joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 7.12 by any additional Guarantor, substantially in the form of Exhibit D.
“LC Disbursement” has the meaning given to that term in Section 2.3(j).
“Lender” means each financial institution with Term Loan Exposure or a Revolving Commitment, together with its successors and permitted assigns. The initial Lenders are identified on the signature pages hereto and are set forth on Schedule 1. The Issuing Lender shall also be a Lender.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto (or, if not set forth thereon, as specified in its administrative questionnaire provided to the Administrative Agent) or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.
“Letter of Credit” means an irrevocable standby letter of credit in respect of obligations of the Borrower or a Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken in the ordinary course of such Person's business which is payable upon presentation of a sight draft and other documents described in the Letter of Credit, if any, as originally issued pursuant to this Agreement or as amended, modified, extended, renewed or supplemented.
“Letter of Credit Commitment Amount” at any time equals TWENTY MILLION DOLLARS ($20,000,000).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Exposure” means, at any time, the aggregate Letter of Credit Liabilities at such time. The Letter of Credit Exposure of any Lender at any time shall be its Commitment Percentage based on its Revolving Commitment of the total Letter of Credit Exposure at such time.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.3, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under such section.
“Leverage Ratio” means the ratio (expressed as a percentage for purposes of the Applicable Margin) of (a) Total Indebtedness to (b) Total Asset Value.
“LIBOR Base Rate” means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page that may replace such page providing rate quotations comparable to those currently provided on such page, as reasonably determined by the Administrative Agent from time to time or on such other comparable financial information reporting service used by the Administrative Agent, in its discretion, at the time such rate is determined) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (or if not so reported, than as determined by the Administrative Agent from another recognized source or from one or more interbank quotations, in the Administrative Agent's discretion).
“LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period therefore, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBOR Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“LIBOR Rate Loans” means Loans bearing interest at a rate based at the LIBOR Rate.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title, encumbrance or preferential arrangement which has the same practical effect of constituting a security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction that is not in the nature of a security interest.
“Loan” means a Revolving Loan, the Term Loan or a Swingline Loan. Amounts drawn under a Letter of Credit shall also be considered Revolving Loans as provided in Section 2.3(e).
“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty, the Contribution Agreement, each Joinder Agreement and each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement or the Obligations.
“Major Acquisition” means any single acquisition of a Person or assets by any Obligor that has a gross purchase price equal to or greater than twenty-five percent (25%) of the then Total Asset Value (calculated prior to giving effect to such acquisition).
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Maturity Date. Stock in the REIT Guarantor shall not be deemed Mandatorily Redeemable Stock solely due to the Share Redemption Program, provided that (x) no Default exists or would arise from any redemption pursuant to the Share Redemption Program and (y) the aggregate amount of redemptions pursuant to the Share Redemption Program in any calendar year shall not exceed the amount permitted under the Share Redemption Program as of the Agreement Date.
“Material Adverse Effect” means a material adverse change in or effect on (a) the business, assets, financial condition, liabilities (actual or contingent), or results of operations or prospects of the Borrower and its Subsidiaries or any other Obligor and its Subsidiaries each taken as a whole, (b) the ability of an Obligor to perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of such Loan Documents, or (d) the rights and remedies of the Lenders and the Administrative Agent under the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” has the meaning given to that term in Section 10.1(f).
“Material Subsidiary” means any Subsidiary of the Borrower or the REIT Guarantor which (a) has assets which constitute more than five percent (5%) of Adjusted Total Asset Value at the end of the most recent calendar quarter of the Borrower, (b) owns (or is the lessee under an Eligible Ground Lease of) a Borrowing Base Property included in determining the Borrowing Base Value, or (c) has a direct or indirect Subsidiary that qualifies as a Material Subsidiary under clause (b) of this definition.
“Maturity Date” means September 26, 2017.
“Metropolitan Statistical Area” means any Metropolitan Statistical Area as defined from time to time by the Executive Office of the President of the United States of America, Office of Management and Budget.
“Minimum Occupancy Requirement” means, for any Property, the aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent (not more than sixty (60) days past due) and which are not otherwise in default under their respective leases was at least eighty percent (80%) of the aggregate rentable area within such Property.
“Minimum Borrowing Base Certificate” has the meaning given to that term in Section 8.5(e).
“Minimum Borrowing Base Requirements” has the meaning given to that term in Section 8.5(e).
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Mortgage Receivable” means mortgage and notes receivable and other promissory notes, including interest payments thereunder, held by the Borrower or any Subsidiary of the Borrower issued by a Person other than the REIT Guarantor or its Subsidiaries.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Governing Document), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person.

“Net Dividends” means, for any given period of time for the REIT Guarantor, an amount equal to (a) one hundred percent (100.0%) of all dividends or other distributions, direct or indirect, on account of any shares of any Equity Interest of the REIT Guarantor (except dividends or distributions payable solely in shares of that class of equity interest to the holders of that class) during such period, less (b) any amount of such dividends or distributions constituting Dividend Reinvestment Proceeds.
“Net Operating Income” or “NOI” means, for any Property and for a given period, an amount equal to the sum of (a) the gross revenues for such Property for such fiscal period received in the ordinary course of business (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all operating expenses incurred with respect to such Property for such fiscal period (including an appropriate accrual for property taxes, insurance and other expenses not paid quarterly, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses); provided management expenses computed at an annual rate equal to the greater of (i) an assumed three percent (3.0%) annual base management fee for such Property or (ii) the annualized amount of management fees actually incurred with respect to such Property, on a pro rata basis for such period, shall be deducted from such amount (to the extent not duplicative of deductions already taken in the calculation of Net Operating Income). The Borrower may perform the preceding calculation on an aggregate basis for all such Properties wherever the context would appropriately permit or warrant the use of an aggregate calculation. Only Borrower's Share of Net Operating Income shall be included in the determination of Net Operating Income.
“Nonconforming Property” has the meaning given to that term in Section 8.5(c).
“Nonrecourse Debt” means, with respect to a Person, any Indebtedness of such Person for borrowed money for the repayment of which none of the Borrower, the REIT Guarantor nor any other Guarantor has any personal liability (other than for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to non-recourse liability until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim that is not being contested in good faith) or, if such Person is the Borrower or the REIT Guarantor, in which recourse of the applicable holder of such Indebtedness for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness (other than for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to non-recourse liability until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim that is not being contested in good faith). For the avoidance of doubt, if any Indebtedness is partially guaranteed by the Borrower or the REIT Guarantor, then the portion of such Indebtedness that is not so guaranteed shall still be Nonrecourse Debt if it otherwise satisfies the requirements in this definition. Notwithstanding the foregoing, for the purposes of calculating Secured Recourse Debt under Section 9.1(d), “Nonrecourse Debt” shall mean, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim that is not being contested in good faith) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non-Wholly Owned Subsidiary” means any Subsidiary which is not a Wholly Owned Subsidiary.
“Note” means a Revolving Note, a Term Note or a Swingline Note.
“Notice of Borrowing” means a notice in the form of (i) Exhibit E-1 to be delivered to the Administrative Agent pursuant to Section 2.1(c) evidencing the Borrower's request for a borrowing of Revolving Loans or (ii) Exhibit E-2 to be delivered to the Administrative Agent pursuant to Section 2.1(b) or Section 2.1(c) evidencing the Borrower's request for a borrowing of the initial Term Loan or a Term Loan increase, as applicable.

“Notice of Continuation” means a notice in the form of Exhibit F to be delivered to the Administrative Agent pursuant to Section 2.8 evidencing the Borrower's request for the Continuation of a LIBOR Rate Loan.
“Notice of Conversion” means a notice in the form of Exhibit G to be delivered to the Administrative Agent pursuant to Section 2.9 evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.
“Notice of Swingline Borrowing” means a notice in the form of Exhibit H to be delivered to the Administrative Agent pursuant to Section 2.2 evidencing the Borrower's request for a borrowing of Swingline Loans.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the Guarantors owing to the Administrative Agent, the Swingline Lender, the Issuing Lender or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“Obligors” means the Borrower and the Guarantors.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not affiliated with the Borrower and paying rent (or subject to free rent for periods of ninety (90) days or less) at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for thirty (30) or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within ninety (90) days of such date.
“Off-Balance Sheet Obligations” means liabilities and obligations of the REIT Guarantor, any Subsidiary of the REIT Guarantor or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the REIT Guarantor would be required to disclose in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the REIT Guarantor's report on Form 10-Q or Form 10-K (or their equivalents) which the REIT Guarantor is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term “SEC Off‑Balance Sheet Rules” means the Disclosure in Management's Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8 182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
“Outstanding Credit Exposure” means, as to any Lender on any date of determination, the sum of its (i) Revolving Loan Exposure, plus (ii) Letter of Credit Exposure, plus (iii) Swingline Exposure, plus (iv) Term Loan Exposure, each as calculated on such date.
“Participant” has the meaning given to that term in Section 12.5(c).
“Patriot Act” has the meaning given to that term set forth in Section 12.18.
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means, as to any Person, (a) liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any environmental laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of this Agreement; (b) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar applicable laws or to secure liabilities to insurance carriers; (c) utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that (i) any such lien encumbers only such deposits and, (ii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default; (d) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within ninety (90) days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the equipment so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default; (e) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (f) the rights of tenants under leases or subleases on market terms granted to third parties not interfering with the ordinary conduct of business of such Person; (g) liens in favor of the Administrative Agent for the benefit of the Lenders; (h) liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary of the Borrower or a Guarantor to the Borrower or a Guarantor; and (i) liens securing judgments that do not otherwise give rise to a Default.
“Person” means an individual, corporation, partnership, limited liability company, joint stock company, association, trust or unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation (including Letter of Credit fees set forth in Section 3.6(b)) that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the sum of (a) two percent (2.0%) per annum plus (b) the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin as in effect from time to time for Revolving Loans that are Base Rate Loans.
“Potential Borrowing Base Property” has the meaning given to that term in Section 8.5(a).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the REIT Guarantor or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the REIT Guarantor or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prime Rate” means the rate of interest per annum announced publicly by the Lender acting as the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Administrative Agent or any other Lender. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal Office” means the office of the Administrative Agent located at 3050 Peachtree Road NW, Suite 400, Atlanta, Georgia 30305, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.
“Prohibited Person” has the meaning given to that term in Section 6.1(ii).
“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by the Borrower, any other Obligor, or any of their respective Subsidiaries or any Unconsolidated Affiliate of the Borrower, any other Obligor, or any of their respective Subsidiaries and which is located in a State of the United States of America or the District of Columbia.
“Recourse Debt” means Indebtedness for borrowed money that is not Nonrecourse Debt.
“Register” has the meaning given to that term in Section 12.5(e).
“Regions” means Regions Bank, together with its successors and assigns.
“Regulatory Change” means, with respect to any Lender, any change in Applicable Law effective after the Agreement Date (including without limitation, Regulation D of the Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. For purposes of the foregoing, each of the following shall be deemed to be a Regulatory Change regardless of the date adopted, issued, promulgated or implemented (a) all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities in connection with such requests, rules, guidelines or directives in each case pursuant to Basel III.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender for any drawing honored by the Issuing Lender under a Letter of Credit.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“REIT Guarantor” means Wells Core Office Income REIT, Inc., a Maryland corporation.
“Replacement Conditions” has the meaning given to that term in Section 8.5(d)(iii).
“Replacement Event” has the meaning given to that term in Section 8.5(d)(iii).
“Requisite Lenders” means, as of any date of determination, Lenders whose aggregate Commitment Percentage exceeds sixty-six and two-thirds percent (66 2/3%); provided, at any time there are no more than two (2) non-Defaulting Lenders, “Requisite Lenders” shall mean all such Lenders.
“Responsible Officer” means (a) with respect to REIT Guarantor (acting as a signatory for Borrower), REIT Guarantor's president, chief executive officer, chief financial officer, chief accounting officer or any other financial officer who is a vice president or more senior officer, (b) with respect to any other Obligor, such Obligor's chief executive officer, chief financial officer, or any other financial officer who is a vice president or more senior officer, and (c) with respect to any Lender, any officer, partner, managing member or similar person apparently authorized to execute documents on behalf of such Lender. A Responsible Officer shall also include any other person or officer specifically authorized and designated as such by the applicable Person.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or the REIT Guarantor, now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any payment on account of any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or the REIT Guarantor, now or hereafter outstanding, except a conversion or exchange for other Equity Interests of identical class to the holders of that class; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or the REIT Guarantor, now or hereafter outstanding.
“Revolving Commitment” means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1, to issue (in the case of the Issuing Lender) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.4 and to participate in Swingline Loans pursuant to Section 2.2, to an amount up to, but not exceeding (but in the case of the Lender acting as the Issuing Lender excluding the aggregate amount of participations in the Letters of Credit held by other Lenders) the amount set forth for such Lender on Schedule 1 hereto as such Lender's “Revolving Commitment” or as set forth in any applicable Assignment and Assumption reflecting assignments to or by such Lender effected in accordance with Section 12.5, as the same may be increased or reduced from time to time pursuant to Section 2.11.
“Revolving Commitment Period” means the period from and including the Effective Date to, but excluding, the Termination Date.
“Revolving Loan” means a revolving loan made by a Lender to the Borrower pursuant to Section 2.1(a).
“Revolving Loan Exposure” means, as of any date of determination, the aggregate principal amount of Revolving Loans outstanding as of such date.
“Revolving Note” has the meaning given to that term in Section 2.10(a).
“S&P” means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. and its successors.
“Secured Debt” means with respect to the Borrower, the REIT Guarantor and their respective Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a consolidated basis outstanding at such date and that is secured in any manner by any Lien (other than Indebtedness secured in any manner by any Lien on any partnership, membership or other equity interests unless such Indebtedness is also secured by a Lien on Property), and shall include (without duplication), Borrower's Share of the Secured Debt of its Unconsolidated Affiliates.
“Secured Recourse Debt” means Indebtedness that is both Secured Debt and Recourse Debt.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Shareholder Equity” means an amount equal to shareholders' equity or net worth of the REIT Guarantor and its Subsidiaries (including, without limitation, the Excluded Subsidiaries) on a consolidated basis, as determined in accordance with GAAP.
“Share Redemption Program” means the share redemption program of the REIT Guarantor filed as Exhibit 4.4 to the REIT Guarantor's Amendment No. 4 to Form S-11 filed on June 4, 2010, and as amended by Supplement No. 2 dated August 13, 2012 to Prospectus dated July 6, 2012, as such share redemption program is amended from time to time (with the Administrative Agent's prior written consent to the extent required under Section 9.8(b)).

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all Contingent Liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Stabilized Property” means a completed Property that has achieved an Occupancy Rate of at least eighty percent (80%) for a period of not less than one (1) full calendar quarter.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased, reinstated or reduced from time to time in accordance with the terms of such Letter of Credit.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the LIBOR Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Any portion of the Loan consisting of a LIBOR Rate Loan shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Swingline Commitment” means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.2 in an amount up to, but not exceeding, ten percent (10%) of the Aggregate Revolving Commitments in effect from time to time, as such amount may be increased or reduced from time to time simultaneous with the increase or reduction of the Aggregate Revolving Commitments in accordance with the terms hereof. The initial amount of the Swingline Commitment in effect on the Effective Date is TWENTY MILLION DOLLARS ($20,000,000).
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage based on its Revolving Commitment of the total Swingline Exposure at such time.
“Swingline Lender” means Regions Bank, together with its successors and assigns.
“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.2(a).
“Swingline Note” means the promissory note of the Borrower payable to the order of the Swingline Lender substantially in the form of Exhibit I.
“Tangible Net Worth” means, as of a given date, (a) the Shareholder Equity of the REIT Guarantor and its Subsidiaries determined on a consolidated basis plus (b) accumulated depreciation and amortization expense minus (c) the following (to the extent reflected in determining Shareholder Equity of the REIT Guarantor and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP (except for allocations of property purchase prices pursuant to ASC 805), all determined on a consolidated basis.
“Taxes” has the meaning given to that term in Section 3.12.
“Term Loan” means the term loan made by the Lenders to the Borrower on the Effective Date pursuant to Section 2.1(b) and any increase in the term loan pursuant to Section 2.11(b).

“Term Loan Commitments” means (a) for each Lender, such Lender's Term Loan Commitment as of the Effective Date and (b) for each Lender providing an increase in the Term Loan pursuant to Section 2.1(b)(iii), the binding commitment of such Lender as set forth in the final executed documents establishing such increased Term Loan. The Term Loan Commitment of each Lender as of the Effective Date is set forth on Schedule 1. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Effective Date is ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Term Loan Exposure” means, as of any date of determination, the aggregate principal amount of the Term Loan outstanding as of such date.

“Term Note” has the meaning given to that term in Section 2.10(b).

“Termination Date” means the earliest to occur of (a) September 26, 2015, unless the Borrower exercises either or both of its extension options under Section 2.6(b), then each such date to which the Termination Date is extended, (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(a); and (c) the date of the termination of the Revolving Commitments pursuant to Section 10.2.
“Titled Agent” means any entity given the title of “Joint Lead Arranger and Bookrunner,” “Co-Syndication Agent,” or “Co-Documentation Agent” with respect to this Agreement, together with their respective successors and permitted assigns.

“Total Asset Value” means, as of any date of determination, an amount equal to the sum of (a) for Properties owned by the Borrower, the REIT Guarantor and their Subsidiaries for twelve (12) months or more, the Adjusted NOI for the most recent fiscal quarter of the REIT Guarantor then ended, annualized, divided by the Capitalization Rate for Properties owned by the Borrower, the REIT Guarantor and their Subsidiaries, plus (b) for Properties owned by the Borrower, the REIT Guarantor and their Subsidiaries for less than twelve (12) months, the Actual Costs plus Capital Expenditures incurred since the date of acquisition of each such Property, plus (c) cash and Cash Equivalents, plus (d) the GAAP book value of Construction-In-Process for Development Properties, Unimproved Land, any other tangible assets (including Mortgage Receivables) and allocations of property purchase prices pursuant to ASC 805, plus the allowance for accumulated depreciation for such assets, plus (e) the Borrower's Share of items (a)-(d) above with regard to Unconsolidated Affiliates.
“Total Indebtedness” means all Indebtedness for borrowed money of the Borrower, the REIT Guarantor and their respective Subsidiaries determined on a consolidated basis and in the case of the Borrower and the REIT Guarantor, shall include (without duplication), the Borrower's Share of the Indebtedness for borrowed money of their Unconsolidated Affiliates.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Rate Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, in respect of any Person (the “First Person”), any other Person in whom the First Person holds an Investment, (a) which Investment is accounted for in the financial statements of the First Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of the First Person on the consolidated financial statements of the First Person, or (b) which is not a Subsidiary of the First Person.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and on which no development is scheduled to occur within the following twelve (12) months.
“Unsecured Debt” means Indebtedness of the Borrower, the REIT Guarantor and their Subsidiaries on a consolidated basis outstanding at any time which is (a) not Secured Debt or (b) secured in any manner by any Lien on any partnership, membership or other equity interests unless also secured by a Lien on Property.
“Unused Fee” shall have the meaning set forth in Section 3.6 hereof.
“Usage Percentage” shall mean the ratio, expressed as a percentage, of (i) the sum of Revolving Loan Exposure plus Letter of Credit Exposure to (ii) the Aggregate Revolving Commitment.
“Weighted Average Duration” of any Property means, on any date of determination with respect to such Property, the number obtained by (a) summing the products obtained by multiplying (i) the remaining duration at such time of each lease with respect to such Property by (ii) the rentable square footage of the Property subject to such lease and (b) dividing such sum by the aggregate rentable square footage of such Property subject to leases in effect as of such date. Weighted Average Duration shall be calculated, with respect to any Property, without regard to any unexercised extension or termination options contained in any lease for such Property.
“Wholly Owned Subsidiary” means any Subsidiary of the Borrower or the REIT Guarantor in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned by the Borrower and/or the REIT Guarantor.
Section 1.2     General; References to Times.

REFERENCES IN THIS AGREEMENT TO “SECTIONS”, “ARTICLES”, “EXHIBITS” AND “SCHEDULES” ARE TO SECTIONS, ARTICLES, EXHIBITS AND SCHEDULES HEREIN AND HERETO UNLESS OTHERWISE INDICATED. REFERENCES IN THIS AGREEMENT TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT (A) SHALL INCLUDE ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS THERETO, (B) SHALL INCLUDE ALL DOCUMENTS, INSTRUMENTS OR AGREEMENTS ISSUED OR EXECUTED IN REPLACEMENT THEREOF, TO THE EXTENT PERMITTED HEREBY AND (C) SHALL MEAN SUCH DOCUMENT, INSTRUMENT OR AGREEMENT, OR REPLACEMENT OR PREDECESSOR THERETO, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED AS OF THE DATE OF THIS AGREEMENT AND FROM TIME TO TIME THEREAFTER TO THE EXTENT NOT PROHIBITED HEREBY AND IN EFFECT AT ANY GIVEN TIME. WHEREVER FROM THE CONTEXT IT APPEARS APPROPRIATE, EACH TERM STATED IN EITHER THE SINGULAR OR PLURAL SHALL INCLUDE THE SINGULAR AND PLURAL, AND PRONOUNS STATED IN THE MASCULINE, FEMININE OR NEUTER GENDER SHALL INCLUDE THE MASCULINE, THE FEMININE AND THE NEUTER. TITLES AND CAPTIONS OF ARTICLES, SECTIONS, SUBSECTIONS AND CLAUSES IN THIS AGREEMENT ARE FOR CONVENIENCE ONLY, AND NEITHER LIMIT NOR AMPLIFY THE PROVISIONS OF THIS AGREEMENT. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO TIME ARE REFERENCES TO ATLANTA, GEORGIA TIME.

Section 1.3     Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II. CREDIT FACILITY

Section 2.1     Revolving Loans and Term Loan.

(a) Revolving Loans. Subject to the terms and conditions hereof (including Section 2.13), during the Revolving Commitment Period, each Lender severally, but not jointly, agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Commitment. The Revolving Loans may consist of Base Rate Loans, Libor Rate Loans, or a combination thereof, as the Borrower may request. Subject to the terms and conditions of this Agreement, during the Revolving Commitment Period, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

(b) Term Loan. Subject to the terms and conditions hereof (including Section 2.13), on the Effective Date, each Lender severally, but not jointly, agrees to make the Term Loan to the Borrower in an aggregate principal amount up to, but not exceeding, the amount of such Lender's Term Loan Commitment as of the Effective Date to be disbursed to the Borrower in Dollars in a single advance on the Effective Date. The Term Loan may consist of Base Rate Loans, LIBOR Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed. The Borrower shall give the Administrative Agent notice pursuant to a Notice of Borrowing of the borrowing of the Term Loan under this clause (b) no later than, (i) 11:00 a.m. in the case of LIBOR Rate Loans, on the date three (3) Business Days prior to the anticipated Effective Date and (ii) in the case of Base Rate Loans, on the date one (1) Business Day prior to the anticipated Effective Date. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

(c) Requesting Revolving Loans and the Term Loan. The Borrower shall give the Administrative Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans or any increase in the Term Loan. Each Notice of Borrowing shall be delivered to the Administrative Agent (i) before 11:00 a.m. in the case of LIBOR Rate Loans, on the date three (3) Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one (1) Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Administrative Agent by telecopy on the same day of the giving of such telephonic notice. The Administrative Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) or the information contained in a telephonic notice of borrowing (if such telephonic notice is received prior to a Notice of Borrowing) to each Lender promptly upon receipt by the Administrative Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

(d) Disbursements of Revolving Loan and Term Loan Proceeds. No later than 12:00 p.m. on the date specified in the Notice of Borrowing (provided such date complies with the requirements in Sections 2.1(b) and (c)), each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan or Term Loan, as applicable, to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower in Dollars, in immediately available funds, no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

Section 2.2     Swingline Loans.

(a)Swingline Loans. Subject to the terms and conditions hereof (including Section 2.13), during the Revolving Commitment Period, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. The Swingline Lender shall not be obligated to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 2:00 p.m. on such date.

(c)Interest. Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans. Except as provided in the last sentence of Section 2.2(e), interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.4 with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)Repayment and Participations of Swingline Loans. (i) The Borrower agrees to repay each Swingline Loan on demand. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower in respect of which the Administrative Agent has not either (x) received a Notice of Borrowing indicating that such Swingline Loan is to be repaid with the proceeds thereof within five (5) Business Days of the date such Swingline Loan was made, or (y) received notice from the Borrower that it intends to repay such Swingline Loan within five (5) Business Days of the date such Swingline Loan was made and, in the case of this clause (y) only, such Swingline Loan is not repaid by 10:00 a.m. on such date, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on their behalf), request a borrowing of Revolving Loans (which shall be Base Rate Loans) from the Lenders in an amount equal to the principal balance of such Swingline Loan. The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Base Rate Loans not later than 11:00 a.m. on the proposed date of such borrowing, and the Administrative Agent shall promptly give notice to the Lenders of any such borrowing of Base Rate Loans. No later than 1:00 p.m. on such date, each Lender will make available to the Administrative Agent at its Principal Office, for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender. The Administrative Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.

(ii) Immediately upon the making of a Swingline Loan, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase, without recourse or warranty, an undivided participation interest in the Swingline Loan in an amount equal to its Commitment Percentage based on its Revolving Commitment of such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any of the Events of Default described in Sections 10.1(g) or 10.1(h), each Lender shall fund its participation interest (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Revolving Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) by paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Effective Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). Each Lender acknowledges that its obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default (including without limitation, any of the Defaults described in Sections 10.1(g) or 10.1(h)) or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Upon the receipt by Swingline Lender of any payment in respect of any Swingline Loan, Swingline Lender shall promptly pay to each Lender that has acquired and funded a participation therein under this Section 2.2(e) such Lender's Commitment Percentage based on its Revolving Commitment of such payment; provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.
Section 2.3     Letters of Credit.

(a)Letters of Credit. Subject to the terms and conditions of this Agreement (including Section 2.13), the Issuing Lender, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Termination Date one or more Letters of Credit up to a maximum aggregate Stated Amount that will not result in the aggregate amount of all Letter of Credit Exposure exceeding the Letter of Credit Commitment Amount.

(b)Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Lender and the Borrower. Notwithstanding the foregoing, in no event may (i) the amount of any Letter of Credit be less than $300,000, or (ii) the expiration date of any Letter of Credit extend beyond the date that is (A) one (1) year from the issuance date of such Letter of Credit (other than evergreen letters of credit), or (B) more than one (1) year beyond the Termination Date.

(c)Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Lender and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, and (iii) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Issuing Lender. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and subject to Section 2.13 and the other terms and conditions of this Agreement, including, without limitation, the satisfaction of any applicable conditions precedent set forth in Article V, and Issuing Lender has not received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, the Issuing Lender shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. The Issuing Lender shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)Reimbursement Obligations. Upon receipt by the Issuing Lender from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand; provided, however, the Issuing Lender's failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Administrative Agent for the account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Issuing Lender of any payment in respect of any Reimbursement Obligation, the Issuing Lender shall promptly pay to each Lender that has acquired and funded a participation therein under the second sentence of Section 2.3(i) such Lender's Commitment Percentage based on its Revolving Commitment of such payment; provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(e)Manner of Reimbursement. Upon its receipt of a notice referred to in Section 2.3(d), the Borrower shall advise the Administrative Agent and the Issuing Lender whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment. If the Borrower fails to so advise the Administrative Agent and the Issuing Lender, or if the Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans which shall bear interest at the Alternate Base Rate plus the Applicable Margin) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent for the account of the Issuing Lender not later than 2:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of Section 2.3(j) shall apply. The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender's Commitment Percentage based on its Revolving Commitment and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)Issuing Lender's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligation. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Lender shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit; provided, however, this assumption is not intended to, and shall not, preclude the Borrower from pursuing such remedies as it may have against the beneficiaries or transferees under law or any other agreement. In furtherance and not in limitation of the foregoing, neither the Administrative Agent, the Issuing Lender nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Lender or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's, the Issuing Lender's or any Lender's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Administrative Agent, the Issuing Lender or any Lender any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Lender for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Administrative Agent, any Lender, the Issuing Lender, any beneficiary or transferee of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any beneficiary or transferee of a Letter of Credit, the Administrative Agent, the Issuing Lender, any Lender or any other Person; (E) any draft, certificate, demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary or transferee of a Letter of Credit or any other Person of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Lender under any Letter of Credit against presentation of a draft, certificate, demand, statement or other document which does not strictly comply with the terms of such Letter of Credit; (H) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (I) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (J) the legality, validity, form, regularity or enforceability of the Letter of Credit; (K) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender's good faith judgment, such payment is determined to be appropriate); (L) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (M) the occurrence of any Default; and (N) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 12.9, but not in limitation of the Borrower's unconditional obligation to reimburse the Issuing Lender for any drawing made under a Letter of Credit as provided in this Section, the Borrower shall have no obligation to indemnify the Administrative Agent, the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender in respect of a Letter of Credit (including, without limitation, a failure of Issuing Lender to comply with the terms of a Letter of Credit) as actually and finally determined by a court of competent jurisdiction. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the Issuing Lender's gross negligence or willful misconduct with respect to any Letter of Credit.

(h)Amendments, Etc. The issuance by the Issuing Lender of any extension, amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Lender), and no such extension, amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such extended, amended, supplemented or modified form or (ii) the Requisite Lenders shall have consented thereto. In connection with any such extension, amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under Section 3.6(b).

(i)Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Issuing Lender of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage based on its Revolving Commitment of the liability of the Issuing Lender with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, such Lender's Commitment Percentage based on its Revolving Commitment of the Issuing Lender's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of the Issuing Lender in respect of any Letter of Credit pursuant to Section 2.3(j), such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage based on its Revolving Commitment in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Lender pursuant to Section 3.6(b)(i) and (b)(iii)).

(j)Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent for the account of the Issuing Lender on demand in immediately available funds in Dollars the amount of such Lender's Commitment Percentage based on its Revolving Commitment of each drawing paid by the Issuing Lender under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.3(d). Each such Lender's obligation to make such payments to the Administrative Agent for the account of the Issuing Lender under this subsection, and the Issuing Lender's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Obligor, (iii) the existence of any Default, including any Default described in Section 10.1(g) or 10.1(h), or (iv) the termination of the Commitments. Each such payment to the Administrative Agent for the account of the Issuing Lender shall be made without any offset, abatement, withholding or deduction whatsoever. If the Issuing Lender shall make any disbursement on account of a drawing under a Letter of Credit (an “LC Disbursement”), then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (and without relieving the Borrower of its obligation to do so), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the Post-Default Rate.

(k)Information to Lenders. Within thirty (30) days after the end of each calendar quarter, the Issuing Lender shall deliver to the Lenders an accounting of each Letter of Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Lender shall deliver to such Lender information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Lender shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Lender to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.3(j).

(l)Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.6(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 2.4         Rates and Payment of Interest on Loans.

(a)Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)during such periods as such Loan is a Base Rate Loan, at the Alternate Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)during such periods as such Loan is a LIBOR Rate Loan, at the LIBOR Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all outstanding Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)Payment of Interest. Accrued interest on Base Rate Loans shall be payable in arrears on the first day of each calendar month. Accrued interest on LIBOR Rate Loans shall be payable in arrears on the last day of each Interest Period and, in the case of a LIBOR Rate Loan with an Interest Period longer than three (3) months, on each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period. Accrued Interest on (i) all Revolving Loans shall also be payable in arrears upon termination of the Revolving Commitments and (ii) the Term Loan shall also be payable in arrears on the Maturity Date. In addition, upon any Conversion of any LIBOR Rate Loan prior to the end of the current Interest Period applicable to such Loan, accrued interest on such Loan shall be payable on the effective date of such Conversion. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.5         Number of Interest Periods.

There may be no more than six (6) different Interest Periods for LIBOR Rate Loans outstanding at the same time.
Section 2.6         Termination Date; Maturity Date; Extension.

(a)Termination Date. Unless earlier terminated pursuant to the terms of this Agreement, the Aggregate Revolving Commitment shall terminate on the Termination Date, and the Borrower shall, on the Termination Date, (i) repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans, the Swingline Loans, and the Reimbursement Obligations, (ii) pay an amount of money equal to the Stated Amount of any outstanding Letters of Credit for deposit into the Collateral Account pursuant to Section 2.12 to the extent such payment has not been previously made, and (iii) pay all other amounts then outstanding under this Agreement, other than the Term Loan and any accrued interest on the Term Loan.

(b)Maturity Date. The Borrower shall repay the entire outstanding principal of, and all accrued but unpaid interest on, the Term Loan, together with all other amounts then outstanding under this Agreement, on the Maturity Date.

(c)Extended Termination Date Option. Subject to the provisions of this clause (c), the Borrower may extend the Termination Date two (2) times for one (1) year each time by delivery of a written notice of such extension (the “Extension Notice”) to the Administrative Agent requesting such extension not more than ninety (90) days and not less than forty-five (45) days prior to the then effective Termination Date. If the Termination Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. Each extension of the Termination Date is subject to the satisfaction of each of the following additional conditions:

(i)no Default shall exist at the time of such extension;

(ii)no Material Adverse Effect has occurred in the financial condition of the Borrower and its Subsidiaries, or any other Obligor and its Subsidiaries, taken as a whole, since the Agreement Date;

(iii)compliance with each covenant contained in Articles VII, VIII and IX hereof, including but not limited to the financial covenants contained in Section 9.1 hereof for the most recently ended fiscal quarter of the Borrower; and

(iv)payment in immediately available funds by the Borrower to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitment Percentage of the Aggregate Revolving Commitments) on or before each extension of the Termination Date of an extension fee equal to one-fourth of one percent (.25%) of the Aggregate Revolving Commitment (the “Extension Fee”).

Such extension shall be effective as of the date of delivery of the Extension Notice and the Extension Fee, provided that upon delivery of the Extension Notice, Borrower shall be deemed to have represented and certified that the conditions in preceding clauses (i) through (iii) have been satisfied.

Section 2.7         Prepayments.

(a)Optional. Subject to Section 3.5 and Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Rate Loan, not later than 11:00 a.m., Atlanta, Georgia time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Loan, not later than 11:00 a.m., Atlanta, Georgia time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Atlanta, Georgia time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11. Promptly following receipt of any such notice relating to a Revolving Loan or Term Loan, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Loan or the Term Loan shall be in accordance with Section 3.5. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.4.

(b)Mandatory. If at any time the provisions of Section 2.13 are not met, the Borrower shall, (i) within three (3) Business Days to comply with clause (a) of Section 2.13, or (ii) within one (1) Business Day to comply with clause (b), (c) or (d) of Section 2.13, pay to the Administrative Agent for the accounts of the Lenders the amount required to comply with such section. Such payment shall be applied as necessary by the Administrative Agent to bring the Borrower in compliance with the provisions of Section 2.13. To the extent such payment is not sufficient to bring the Borrower into full compliance with Section 2.13, the Administrative Agent shall apply such funds as follows: FIRST, to pay principal outstanding on the Swingline Loans; SECOND, to pay principal outstanding on the Loans and any outstanding Reimbursement Obligations pro rata in accordance with Section 3.2; and THIRD, if any Letters of Credit are outstanding at such time, to pay Reimbursement Obligations that may arise with respect to such Letters of Credit by depositing funds into the Collateral Account for application to such Reimbursement Obligations or returned to the Borrower in accordance with the procedures set forth in Section 2.12. If the Borrower is required to pay any outstanding LIBOR Rate Loans by reason of this Section prior to the end of the applicable Interest Period, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8         Continuation.

So long as no Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any Loan that is a LIBOR Rate Loan, elect to maintain such LIBOR Rate Loan or any portion thereof as a LIBOR Rate Loan by selecting a new Interest Period for such LIBOR Rate Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Rate Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any such LIBOR Rate Loan in accordance with this Section, or if a Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into (or, with respect to a Base Rate Loan, continue as) a Base Rate Loan notwithstanding the first sentence of Section 2.9 or the Borrower's failure to comply with any of the terms of such Section.

Section 2.9         Conversion.

So long as no Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of any Loan of one Type into a Loan of another Type. Any Conversion of a Loan that is a LIBOR Rate Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loan and, upon Conversion of a Base Rate Loan into a LIBOR Rate Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third (3rd ) Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Rate Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.10         Notes.

(a)Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit J (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect or as subsequently increased pursuant to Section 2.11(b) and otherwise duly completed.

(b)Term Note. The Term Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit K (each a “Term Note”), payable to the order of such Lender in a principal amount equal to the amount of its Term Loan as originally in effect or as subsequently increased pursuant to Section 2.11(b) and otherwise duly completed.

(c)Swingline Note. The Swingline Loans made by the Swingline Lender shall, in addition to this Agreement, also be evidenced by the promissory note of the Borrower substantially in the form of Exhibit I (the “Swingline Note”), payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect or as subsequently increased pursuant to the definition thereof and otherwise duly completed.

(d)Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error.

(e)Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11         Termination, Reduction or Increase of the Revolving Commitments; Increase in the Term Loan.

(a)Terminate or Reduce Revolving Commitment. The Borrower shall have the right to terminate or reduce the unused amount of the Aggregate Revolving Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (in accordance with Section 3.5) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly transmit such notice to each Lender. The Revolving Commitments may not be reduced below $50,000,000 in the aggregate unless the Borrower terminates the Revolving Commitments in their entirety, and, once terminated or reduced, the Revolving Commitments may not be increased or reinstated.

(b)Increase in Revolving Commitments and the Term Loan. The Borrower may, at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Commitments (but not the Letter of Credit Sublimit) and/or the Term Loan subject to the following:

(i) the sum of the (A) aggregate principal amount of all increases in the Revolving Commitments pursuant to this Section 2.11(b) plus (B) the aggregate principal amount of all increases to the Term Loan made pursuant to this Section 2.11(b) shall not exceed ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000);
(ii) after any such increase, the sum of the (A) Aggregate Revolving Commitments plus (B) the Term Loan Exposure shall not to exceed FOUR HUNDRED AND FIFTY MILLION DOLLARS ($450,000,000);
(iii) any increase in Aggregate Revolving Commitments or the Term Loan shall be provided by one or more existing Lenders or other Eligible Assignee selected by the Borrower and reasonably acceptable to the Administrative Agent, the Swingline Lender and the Issuing Bank;
(iv) any such increase shall be in a minimum principal amount of $25,000,000 and in integral multiples of $5,000,000 in excess thereof;
(v) the Borrower and each new Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit M hereto and the Administrative Agent shall have accepted and executed the same (which acceptance shall not be unreasonably withheld);
(vi) the Borrower shall have executed and delivered to the Administrative Agent a Note or Notes payable to the order of each new Lender or increasing Lender, as applicable, each such Note to be in the amount of such Lender's new or increased Revolving Commitment or new or increased Term Loan, as applicable;

(vii) the Guarantors shall have delivered to the Administrative Agent a written instrument confirming their consent to the new and/or increased Revolving Commitments or increased Term Loan (as applicable) and that their Guaranty continues in full force and effect;

(viii) the Borrower and each new and/or increasing Lender shall otherwise have executed and delivered opinions, certificates, resolutions and such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such new or increased Revolving Commitment or increased Term Loan (as applicable);

(ix) the Borrower shall pay (1) to the Administrative Agent for the account of each new and/or increasing Lender, as applicable, an upfront fee related to the increased Revolving Commitments and/or increased Term Loan, as applicable, and (2) to the Administrative Agent or its affiliate an arrangement fee related to the increased Aggregate Revolving Commitments and/or Term Loan Exposure, as applicable, and such fees shall be (A) the same as the upfront and arrangement fees paid by the Borrower pursuant to that certain fee letter agreement dated August 8, 2012 executed by the Borrower, the Administrative Agent, the Co-Syndication Agents and the Arrangers in connection with the arrangement and syndication of the term loan and revolving facilities evidenced by this Agreement and (B) payable on the Increase Date (as hereinafter defined);

(x) no Default shall exist before or immediately after giving effect to such increase and all representations and warranties shall be true in all material respects on the Increase Date except to the extent that such representations and warranties expressly related solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and

(xi) no existing Lender shall be under any obligation to increase its Revolving Commitment or increase its Term Loan and any such decision whether to increase its Revolving Commitment or its Term Loan shall be in such Lender's sole and absolute discretion.

The form and substance of the documents required under clauses (v) through (viii) above shall be fully acceptable to the Administrative Agent in its reasonable discretion. The Administrative Agent shall provide written notice to the Lenders following any such increase in the Aggregate Revolving Commitment or the Term Loan and shall furnish to the Lenders, upon request, copies of the Commitment and Acceptance.

(c) Adjustments for Facility Increases. On the effective date of any increase in the Aggregate Revolving Commitment or the Term Loan pursuant to the provisions hereof (the “Increase Date”), which Increase Date shall be mutually agreed upon by the Borrower, each new and/or increasing Lender and the Administrative Agent, each such Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all such Lenders to the reduction of the outstanding Base Rate Loans held by all Lenders, to cause the principal amount outstanding under such Base Rate Loans made by all Lenders (including any new and/or increasing Lender) to be in the proportion of their respective Commitment Percentage of the Revolving Commitments or Term Loan Exposure, as applicable, as of such Increase Date. The Borrower hereby irrevocably authorizes each such Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Base Rate Loans held by each Lender, and each such payment shall constitute a Base Rate Loan hereunder. Such new and/or increasing Lender, as applicable, shall not participate in any LIBOR Rate Loans that are outstanding on the Increase Date, but, if the Borrower shall, at any time on or after such Increase Date, convert or continue any LIBOR Rate Loans outstanding on such Increase Date, then, notwithstanding the prohibition in Section 2.1(b) against reborrowing of amounts repaid on the Term Loan (to the extent such LIBOR Rate Loan is the Term Loan), the Borrower shall be deemed to repay such LIBOR Rate Loans on the date of the conversion or continuation thereof and then to re-borrow as a LIBOR Rate Loan a like amount on such date (regardless of whether the conditions precedent to borrowing have been satisfied) so that each such Lender shall make a LIBOR Rate Loan on such date, in an amount equal to its pro rata share of such LIBOR Rate Loans based on its Commitment Percentage of Revolving Loans and/or the Term Loan, as applicable. Each new and/or increasing Lender shall also advance its Commitment Percentage of all Revolving Loans or the Term Loan, as applicable, made on or after such Increase Date and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of an Event of Default prior to the date on which a new or increasing Lender is holding Revolving Loans equal to its Commitment Percentage, such Lender shall, upon notice from the Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Event of Default, pay to the Administrative Agent (for the account of the other Lenders, to which the Administrative Agent shall pay their pro rata shares upon receipt) a sum equal to such Lender's Commitment Percentage of each Revolving Loan then outstanding with respect to which such Lender does not then hold its Commitment Percentage thereof.

(d) On the Increase Date and the making of the Loans by a new or increasing Lender in accordance with the provisions of Section 2.11(c), any such Lender providing a new or increased Revolving Commitment shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Letter of Credit then outstanding, ratably, such that all Lenders (including such Lender) hold participation interests in each such Letter of Credit in proportion to their respective Commitment Percentage of the Revolving Commitments (taking into account the increase in the Aggregate Revolving Commitment that is effective on such Increase Date).

Section 2.12         Expiration Date of Letters of Credit Past Termination Date.

If on any date within forty-five (45) days prior to the Termination Date there are any Letters of Credit outstanding hereunder having an expiration date beyond the Termination Date, without limiting the terms of Section 2.3(b), the Borrower shall, on such date, pay to the Administrative Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Issuing Lender to notify the Administrative Agent, and authorize the Administrative Agent to pay to the Issuing Lender monies deposited in the Collateral Account for Issuing Lender to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall withdraw the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date ten (10) Business Days after the expiration date of such Letter of Credit and apply such funds to the Obligations, if any, then due and payable or pay such funds to the Borrower in the order prescribed by Section 10.3. No amount drawn under a Letter of Credit shall be subject to reinstatement.
Section 2.13         Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document at no time shall:
(a)the Aggregate Outstanding Credit Exposure exceed the Borrowing Base Availability;

(b)the Outstanding Credit Exposure (less the Term Loan Exposure) of any Lender exceed the Revolving Commitment of such Lender;

(c)the Letter of Credit Exposure exceed the Letter of Credit Commitment Amount; and

(d)the Swingline Exposure exceed the Swingline Commitment.

Notwithstanding the foregoing, failure to meet the requirements of this Section 2.13 due to a change in the result of the calculations set forth in clauses (ii) and (iii) of the definition of Borrowing Base Availability shall not be an Event of Default if Borrower makes a mandatory prepayment in accordance with the requirements of Section 2.7(b).

Section 2.14         Advances by the Administrative Agent.

Unless the Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Administrative Agent the Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Loan available to the Administrative Agent on the date of the requested borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender and such Lender shall be liable to the Administrative Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Administrative Agent's demand, the Administrative Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate. Subject to the terms of this Agreement (including, without limitation, Section 12.14), the Borrower does not waive any claim that it may have against a Defaulting Lender.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1         Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 12:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2 and 3.3, the Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of Borrower with the Administrative Agent, other than accounts as to which the Administrative Agent has expressly waived offset rights in writing. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than one (1) Business Day after receipt. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

Section 3.2         Pro Rata Treatment.

(a)Except to the extent otherwise provided herein: (i) each borrowing from the Lenders under Section 2.1(a) shall be made from the Lenders, each payment of the Fees under Section 3.6(a) and Section 3.6(b)(ii) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.11 shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) the borrowing from the Lenders under Section 2.1(b) shall be made from the Lenders, pro rata according to the amounts of their respective Term Loan Commitments; (iii) each payment or prepayment of principal of the Revolving Loans or the Term Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans or the Term Loan, as applicable, held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans or the Term Loan the outstanding principal amount of which shall not be held by the Lenders pro rata in accordance with their respective Revolving Commitments or Term Loan Commitments, as applicable, in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans or the Term Loan, as applicable, in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans or the Term Loan, as applicable, being held by the Lenders pro rata in accordance with their respective Revolving Commitment or Term Loan Commitment, as applicable, in effect at the time such Loans were made; (iii) each payment of interest on the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amount of interest on such Loans then due and payable to the respective Lenders; (iv) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Commitments (in the case of making of Revolving Loans) or their respective Revolving Loans or portion of the Term Loan, as applicable (in the case of Conversions and Continuations of Revolving Loans or the Term Loan, as applicable) and the then current Interest Period for each Lender's portion of each Revolving Loan or the Term Loan, as applicable, of such Type shall be coterminous; (v) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under Section 2.3, shall be pro rata in accordance with their respective Revolving Commitments; and (vi) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.2, shall be pro rata in accordance with their respective Revolving Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.2(e)).

(b)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(d), Section 2.2(e), Section 2.3(e), Section 2.3(i), Section 2.3(j), Section 2.14 or Section 11.7, then, until such time as such Lender is no longer treated as a Defaulting Lender under Section 3.11(e) and has made the adjustments required by Section 3.11(e), the Administrative Agent shall (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.

Section 3.3         Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Obligor through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to some or all of the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other applicable Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3. To such end, all the applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4         Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5         Minimum Amounts.

(a)Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof. Each borrowing and each Continuation or Conversion of LIBOR Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b)Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the aggregate principal amount of the Loans then outstanding).

(c)Reductions of Revolving Commitments. Each reduction of the Revolving Commitments under Section 2.11 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

Section 3.6         Fees.

(a)Unused Fee. Borrower agrees to pay to the Administrative Agent for the benefit of each Lender an unused fee (the “Unused Fee”) for the Revolving Commitment Period, computed at the Applicable Unused Fee Rate per annum on the average daily unused amount of each Lender's Revolving Commitment during the Revolving Commitment Period, payable quarterly in arrears and due on the fifth (5th) calendar day of each calendar quarter and on the last day of the Revolving Commitment Period, commencing on the first of such dates to occur after the Agreement Date. For purposes of determining the unused portion of the Aggregate Revolving Commitment, the Aggregate Revolving Commitment shall be deemed used to the extent of the sum of the Letter of Credit Exposure and Revolving Loan Exposure. For purposes of determining the unused portion of a Lender's Revolving Commitment hereunder, such Lender's Revolving Commitment shall be deemed used to the extent of such Lender's Commitment Percentage based on its Revolving Commitment of the sum of the Letters of Credit Exposure and Revolving Loan Exposure.

(b)Letter of Credit Fees.

(i)The Borrower shall pay to the Administrative Agent for the account of the Issuing Lender only, and not the account of any other Lender, a one-time fee in respect of each Letter of Credit at the rate equal to the greater of (x) $1,500 and (y) one-eighth of one percent (0.125%) of the Stated Amount of each Letter of Credit. Such fee shall be non-refundable and payable upon issuance of such Letter of Credit.

(ii)The Borrower agrees to pay to the Administrative Agent for the account of each Lender with Letter of Credit Exposure a letter of credit fee at a rate per annum equal to the then current Applicable Margin for Revolving Loans that are LIBOR Rate Loans multiplied by the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance or extension of such Letter of Credit (A) to and including the date such Letter of Credit expires or is terminated or (B) to but excluding the date such Letter of Credit is drawn in full. Such fees shall be nonrefundable and payable in arrears on the last Business Day of March, June, September and December in each year, and on the Termination Date. During the continuance of an Event of Default, the Letter of Credit fee payable pursuant to this Section 3.6(b)(ii) shall be payable at a rate per annum equal to the sum of (x) the Applicable Margin for Revolving Loans that are LIBOR Rate Loans plus (y) two percent (2.0%), and such fees shall be due and payable upon demand.

(iii)The Borrower shall pay directly to the Issuing Lender from time to time within five (5) Business Days after demand all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(c)Administrative and Other Fees. The Borrower agrees to pay the reasonable administrative and other fees of the Administrative Agent as may be agreed to in writing from time to time.

Section 3.7     Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8         Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9         Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2(c), Section 2.3 and Section 2.4. The parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, up-front fees, commitment fees, facility fees, unused fee, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, or any other similar amounts are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. The Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by the Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of the Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10         Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11         Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unused portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.6(a) until such Defaulting Lender ceases to be a Defaulting Lender pursuant to the terms of this Agreement;

(b)neither the Commitments nor the Outstanding Credit Exposure of such Defaulting Lender shall be included in determining whether all Lenders or the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.6), provided that any waiver, amendment or modification that increases the Commitments of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or Reimbursement Obligation or interest thereon owing to a Defaulting Lender, reduces the Applicable Margin or the underlying interest rate options owing to a Defaulting Lender or extends the Termination Date or the Maturity Date with respect to the Loans held by such Defaulting Lender shall require the consent of such Defaulting Lender;

(c)if any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages based on their Revolving Commitments but only to the extent (x) the sum of (1) the Outstanding Credit Exposure (less any Term Loan Exposure) for all non-Defaulting Lenders, plus (2) such Defaulting Lender's Swingline Exposure and Letter of Credit Exposure, does not exceed the Aggregate Revolving Commitments of the non-Defaulting Lenders, (y) the Outstanding Credit Exposure (less any Term Loan Exposure) for each non-Defaulting Lender would not exceed its Revolving Commitment, and (z) the conditions set forth in Sections 5.2(a) and (b) are satisfied at such time;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall (x) first, within one (1) Business Day following notice by the Administrative Agent, prepay such Swingline Exposure and (y) second, within ten (10) Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender's Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) by depositing amounts into the Collateral Account for so long as such Letter of Credit Exposure is outstanding, and such amounts shall be disbursed to pay the Reimbursement Obligations related to such Letter of Credit Exposure or returned to the Borrower in accordance with the procedures set forth in Section 2.12;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Exposure pursuant to this Section 3.11(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.6(b) with respect to such Defaulting Lender's Letter of Credit Exposure during the period such Defaulting Lender's Letter of Credit Exposure is cash collateralized;

(iv)if the Letter of Credit Exposure of such Defaulting Lender is reallocated among the non-Defaulting Lenders pursuant to this Section 3.11(c), then the fees payable to the Lenders pursuant to Section 3.6(b) shall be adjusted in accordance with the non-Defaulting Lenders' Commitment Percentages based on their Revolving Commitments and the fees payable to such Defaulting Lender pursuant to Section 3.6(b) shall be reduced accordingly; or

(v)if such Defaulting Lender's Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 3.11(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 3.6(b) with respect to such Defaulting Lender's Letter of Credit Exposure shall be payable to the Issuing Bank until such Letter of Credit Exposure is cash collateralized and/or reallocated.

(d)so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in the amount of the Defaulting Lender's Letter of Credit Exposure in accordance with Section 3.11(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 3.11(c)(i) (and Defaulting Lenders shall not participate therein).

(e)Defaulting Lender Cure. In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each reasonably determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender's Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans)

as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Commitment Percentage based on its Revolving Commitment.

(f)In no event shall the provisions of this Section 3.11 result in any Lender's Outstanding Credit Exposure (less its Term Loan Exposure) exceeding its Revolving Commitment.

Section 3.12         Taxes.

(a)Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, and (ii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii)pay to the Administrative Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction been required.

(b)Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent (but only so long as such Lender or participant is or remains lawfully able to do so) such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant indicating whether payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise wholly exempt; provided that nothing herein (including, without limitation, the failure or inability to provide any of such certificates, documents or other evidence) shall relieve the Borrower of its obligations under this Section 3.12. In addition, any such Lender or participant shall deliver to the Borrower and the Administrative Agent (but only so long as such Lender or participant is or remains lawfully able to do so) further copies of any such certificate, document or other evidence on or before the date that any such certificate, document or other evidence expires or becomes obsolete.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1         Additional Costs; Capital Adequacy.

(a)Additional Costs. The Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Rate Loans or its obligation to make any LIBOR Rate Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board or other reserve requirement to the extent utilized in the determination of the LIBOR Base Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

(b)Lender's Suspension of LIBOR Rate Loans. Without limiting the effect of the provisions of Section 4.1(a), if, by reason of any Regulatory Change any Lender becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).

(c)Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Lender of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Lender or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Lender or such Lender, the Borrower shall pay promptly, and in any event within thirty (30) days of demand, to the Administrative Agent for its account or the account of the Issuing Lender or such Lender, as applicable, from time to time as specified by the Issuing Lender or a Lender, such additional amounts as shall be sufficient to compensate the Issuing Lender or such Lender for such increased costs or reductions in amount.

(d)Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, however, that notwithstanding the foregoing provisions of this Section, the Administrative Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than twelve (12) months prior to the date that the Administrative Agent or such Lender, as applicable, first notifies the Borrower in writing thereof. The Administrative Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Administrative Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Administrative Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2     Suspension of LIBOR Rate Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate or LIBOR Rate for any Interest Period:
(a)the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b)the Administrative Agent reasonably determines (which determination shall be conclusive) that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Rate Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Rate Loans, Continue LIBOR Rate Loans or Convert Loans into LIBOR Rate Loans (in which case the provisions of Section 4.6 shall be applicable) and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Rate Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
Section 4.3     Illegality.

Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Rate Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Rate Loans (in which case the provisions of Section 4.6 shall be applicable).
Section 4.4     Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Rate Loan, or Conversion of a LIBOR Rate Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Rate Loan or Continue a LIBOR Rate Loan on the requested date of such Conversion or Continuation.

Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Each Lender may use any reasonable averaging and attribution methods generally applied by such Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5     Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12 or Section 4.1, and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Rate Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.1(b) or Section 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender becomes a Defaulting Lender, then, so long as there does not then exist any Default, the Borrower, within ninety (90) days of such request for compensation or suspension, as applicable, may either (i) demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Revolving Commitments and outstanding Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (ii) except in the case of a Defaulting Lender, pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12, Section 4.1 or Section 4.4.
Section 4.6     Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Rate Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.1(b), Section 4.2 or Section 4.3, then such Lender's LIBOR Rate Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Rate Loans (or, in the case of a Conversion required by Section 4.1(b) or Section 4.3 or to the extent required by law, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or Section 4.3 that gave rise to such Conversion no longer exist:
(a)to the extent that such Lender's LIBOR Rate Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Rate Loans shall be applied instead to its Base Rate Loans; and

(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Rate Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Rate Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1 or Section 4.3 that gave rise to the Conversion of such Lender's LIBOR Rate Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Rate Loans made by other Lenders are outstanding, then such Lender's Loans that are Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Rate Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Commitments and/or Term Loan Exposure, as applicable.

Section 4.7     Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12, Section 4.1 or Section 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8     Assumptions Concerning Funding of LIBOR Rate Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Rate Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Rate Loans in an amount equal to the amount of the LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1     Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:
(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)Counterparts of this Agreement executed by each of the parties hereto;

(ii)Notes executed by the Borrower payable to each Lender and complying with the applicable provisions of Section 2.10, and the Swingline Note executed by the Borrower payable to the Swingline Lender (which Notes shall be promptly forwarded by the Administrative Agent to the applicable Lender);

(iii)The Guaranty executed by each Guarantor existing as of the Effective Date;

(iv)The Contribution Agreement executed by the Borrower and each Guarantor existing as of the Effective Date;

(v)A favorable opinion of counsel to the Obligors, addressed to the Administrative Agent, the Lenders and the Swingline Lender, addressing such matters as Administrative Agent may reasonably require;

(vi)The Governing Documents of the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons certified as of a recent date by the Secretary of State of the State of formation of the applicable Person;

(vii)A good standing certificate with respect to the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons issued as of a recent date by the appropriate Secretary of State (and any state department of taxation, as applicable) and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable), of each state in which such Person is organized, in which the Borrowing Base Properties owned (or leased pursuant to an Eligible Ground Lease) by such

Person are located, and wherever such Person is required to be so qualified and where the failure to be so qualified would have, in each instance, a Material Adverse Effect;

(viii)A certificate of incumbency signed by the general partner, secretary (or Person performing similar functions) of the Borrower, each Guarantor and their respective general partners, managing members (or Person performing similar functions) as to each of the partners, officers or other Persons authorized to execute and deliver the Loan Documents to which any of them is a party and the officers or other representatives of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation, Notices of Conversion and Notices of Swingline Borrowings and to request the issuance of Letters of Credit;

(ix)Copies, certified by the general partner, secretary or other authorized Person of each of the Borrower, the Guarantors and their respective general partners, managing members (or Persons performing similar functions) of such Persons of all partnership, limited liability company, corporate (or comparable) action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which such Persons are a party;

(x)The Fees then due and payable under Section 3.6, and any other Fees payable to the Administrative Agent and the Lenders on or prior to the Effective Date;

(xi)A pro forma Compliance Certificate calculated as of the Effective Date;

(xii)A Borrowing Base Certificate calculated as of the Effective Date showing compliance with Section 2.13;

(xiii)Any amendments, modifications or reaffirmations of the Loan Documents reasonably requested by the Administrative Agent; and

(xiv)Such other documents, agreements and instruments as the Administrative Agent on behalf of the Lenders may reasonably request.

(b)In the good faith judgment of the Administrative Agent and the Lenders:

(i)There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower, the other Obligors, and their respective Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Effective Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill the respective obligations under the Loan Documents to which it is a party;

(iii)The Borrower, the other Obligors and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which the Borrower or any other Obligor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill their respective obligations under the Loan Documents to which it is a party; and

(iv)There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2     Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans, of the Issuing Lender to issue Letters of Credit, and of the Swingline Lender to make any Swingline Loan are all subject to the further condition precedent that: (a) no Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) immediately after giving effect to such borrowing of a Loan or the issuance, amendment or extension of such Letter of Credit, the provisions of Section 2.13 shall be met, and (d) the Administrative Agent and, if applicable, the Issuing Lender or Swingline Lender shall have received proper notice in accordance with the requirements hereof. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent and the Issuing Lender, as applicable, prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made that all applicable conditions to the making of such Loan contained in Article V have been satisfied.
Section 5.3     Conditions as Covenants.

If the Lenders make any Loans, or the Issuing Lender issues a Letter of Credit, prior to the satisfaction of all applicable conditions precedent set forth in Sections 5.1 and 5.2, the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1 and 5.2 or such Lender has waived such conditions.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1     Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of the Borrower, the REIT Guarantor and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, and has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1(b) is a complete and correct list or diagram of all Subsidiaries of the Borrower and the REIT Guarantor setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person which holds any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) the Borrower and each Guarantor owns, free and clear of all Liens (other than Permitted Liens) and Negative Pledges (except as permitted by Section 9.4), and has the unencumbered right to vote, all outstanding Equity Interests in each Guarantor shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Guarantor organized as a corporation is validly issued, fully paid and nonassessable, and (iii) other than with respect to Equity Interests in the REIT Guarantor, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Guarantor. As of the Agreement Date, Part II of Schedule 6.1(b) correctly sets forth or diagrams all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Obligor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Obligor is a party have been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Obligor is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval (which has not been obtained or will not be obtained in the ordinary course of business) or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the Governing Documents of the Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.

(e)Compliance with Law; Governmental Approvals, Agreements. The Borrower, each other Obligor, and each of their respective Subsidiaries is in compliance with its Governing Documents, each agreement, judgment, decree or order to which any of them is a party or by which any of them or their properties may be bound, each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or have a Material Adverse Effect.

(f)Ownership of Property; Liens. As of the Agreement Date, Part I of Schedule 6.1(f) sets forth all of the real property owned or leased by the Borrower, each other Obligor and each of their respective Subsidiaries. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets, except (i) with respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor whose failure to have such good, marketable and legal title to, or such valid leasehold interest in, its respective assets, has not had or could not reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor and (ii) with respect to real estate assets located in Texas to the extent that the concept of “marketable title” would not apply. Each of the Borrower, the other Obligors and their respective Subsidiaries has title to their properties sufficient for the conduct of their business. The Borrower or another Obligor is, with respect to all real property reasonably necessary for the operation of its business, the named insured under a policy of title insurance issued by a title insurer operating in the jurisdiction where such real property is located. As to each such policy of title insurance (i) the coverage amount equals or exceeds the acquisition cost of the related real property; (ii) no claims are pending that, if adversely determined, have had or could reasonably be expected to have a Material Adverse Effect; and (iii) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. None of the Borrower, any other Obligor or any of their respective Subsidiaries has knowledge of any defect in title of any Property that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(g)Existing Indebtedness. Schedule 6.1(g) is, as of the date hereof, a complete and correct listing of all Indebtedness of the Borrower, the other Obligors and their respective Subsidiaries, including without limitation, Contingent Liabilities (to the extent included in the definition of Indebtedness) of the Borrower and the other Obligors and their respective Subsidiaries, and indicating whether such Indebtedness is Secured Debt or Unsecured Debt, and Recourse Debt or Nonrecourse Debt. During the period from such date to the Agreement Date, none of the Borrower, any other Obligor or any of their respective Subsidiaries incurred any material Indebtedness except as set forth in such Schedule. As of the Agreement Date, the Borrower, the REIT Guarantor and their respective Subsidiaries have performed and are in compliance with all of the material terms of all Indebtedness of such Persons and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

(h)Material Contracts. Each of the Borrower, the other Obligors and their respective Subsidiaries that is a party to any Material Contract is in compliance with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened in writing, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective property in any court, or before any tribunal, administrative agency, board, arbitrator or mediator of any kind or before or by any other Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of any of the Loan Documents. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect. There are no uninsured judgments outstanding against or affecting the Borrower, REIT Guarantor, any of their respective Subsidiaries or any of their respective properties individually or in the aggregate involving amounts that would cause a Default.

(j)Taxes. All federal, state and other tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Obligor, any of their respective Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted or not required under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries is under audit. All charges, accruals and reserves on the books of the Borrower, any other Obligor and each of their respective Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements. The Borrower has furnished to the Administrative Agent copies of (i) the audited consolidated balance sheet of the REIT Guarantor and its Subsidiaries for the fiscal year ending December 31, 2011 and the related audited consolidated statements of income, shareholders' equity and cash flows of the REIT Guarantor and its Subsidiaries for such calendar year and an unaudited statement of Funds from Operations, setting forth in comparative form the figures as at the end of and for the previous calendar year with the opinion thereof of Deloitte & Touche, LLP, and (ii) the unaudited consolidated balance sheet of the REIT Guarantor and its consolidated Subsidiaries for the fiscal quarter ending June 30, 2012 and the related unaudited consolidated statements of income, shareholders' equity and cash flow for the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the period involved, the consolidated financial position of the REIT Guarantor and its consolidated Subsidiaries as at such date and the results of operations and the cash flow for such period (subject to the absence of footnotes and normal year-end audit adjustments). Neither the Borrower, the REIT Guarantor, nor any Subsidiary of the Borrower or the REIT Guarantor has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, or unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(k).

(l)No Material Adverse Change. Since December 31, 2011, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower, the Obligors or their respective Subsidiaries. Each of the (i) Borrower, (ii) the other Obligors and (iii) the Borrower and its Subsidiaries taken as a whole, are Solvent.

(m)ERISA. Each member of the ERISA Group is in compliance with its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n)No Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Obligor or their respective Subsidiaries constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)Absence of Defaults. None of the Borrower, the REIT Guarantor or any of their respective Subsidiaries is in default under its Governing Documents, and no event has occurred, which has not been remedied, cured or irrevocably waived: (i) which constitutes a Default; or (ii) which constitutes an event of default or, which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute an event of default, by Borrower, the REIT Guarantor or any of their respective Subsidiaries under any Recourse Debt or Nonrecourse Debt that constitutes an Event of Default under Section 10.1(f).

(p)Environmental Matters.

(i)The Borrower, each other Obligor and each of their respective Subsidiaries, and each of the Properties and all operations at the Properties is in compliance with the requirements of all applicable Environmental Laws except for the matters set forth on Schedule 6.1(p) and such other non-compliance which, in any event, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(ii)No Hazardous Materials have been (A) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Property in violation of any Environmental Laws; (B) discharged into subsurface waters under any Property in violation of any Environmental Laws; or (C) discharged from any Property on or into property or waters (including subsurface waters) adjacent to any Property in violation of any Environmental Laws, except for the matters set forth on Schedule 6.1(p) and other violations which violations, in any event, in the case of any of (A), (B) or (C), either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)Except for the matters set forth on Schedule 6.1(p) and any of the following matters or liabilities that, in any event, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any other Obligor nor any of their respective Subsidiaries (A) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (1) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (2) the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (B) has any threatened or actual liability in connection with the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (C) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or a release or threatened release of any Hazardous Materials into the environment for which the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable, or (D) has received notice that the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable to any Person under any Environmental Law.

(iv)To the best of the Borrower's knowledge after due inquiry, no Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

(q)Investment Company. None of the Borrower, any other Obligor or any of their respective Subsidiaries, is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)Margin Stock. None of the Borrower, any other Obligor or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” or a “margin security” within the meaning of Regulations T, U and X of the Board.

(s)Affiliate Transactions. Except as permitted by Section 9.9, none of the Borrower, any other Obligor or any of their respective Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate (but not any Subsidiary of Borrower) of any Borrower, any other Obligor or any of their respective Subsidiaries is a party.

(t)Intellectual Property. Except as has not had and could not be reasonably expected to have a Material Adverse Effect, (i) the Borrower, each other Obligor and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person; (ii) the Borrower, each other Obligor and each of their respective Subsidiaries has taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property; (iii) no claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Obligor or any of their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and (iv) the use of such Intellectual Property by the Borrower, the other Obligors and each of their respective Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the other Obligors or any of their respective Subsidiaries.

(u)Business. The Borrower, the other Obligors and each of their respective Subsidiaries are engaged substantially in the business of the acquisition, disposition, financing, ownership, development, rehabilitation, leasing, operation and management of office and industrial buildings and other business activities incidental thereto.

(v)Broker's Fees. Other than fees payable pursuant to (i) Section 3.6 and (ii) any agreement with the Administrative Agent, Co-Syndication Agents and Arrangers regarding fees in connection with this Credit Agreement, no broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Obligor for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Obligor or any other Obligor ancillary to the transactions contemplated hereby.

(w)Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any other Obligor or any of their respective Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The written information, reports and other papers and data with respect to the Borrower, any other Obligor or any of their respective Subsidiaries or the Borrowing Base Properties (other than projections and other forward-looking statements) furnished to the Administrative Agent or the Lenders in connection with or relating in any way to this Agreement was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter. All financial statements furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by, or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions believed to be reasonable at the time made. No fact or circumstance is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1 or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Agreement Date.

(x)REIT Status. The REIT Guarantor has elected to qualify as a REIT commencing with its taxable year ending December 31, 2010, has so elected for its taxable year ending December 31, 2011 and shall continue to so elect each taxable year hereafter, and is in compliance, and will remain in compliance, with all requirements and conditions imposed under the Internal Revenue Code to allow the REIT Guarantor to maintain its status as a REIT.

(y)Insurance. The Borrower, the other Obligors and their respective Subsidiaries have insurance covering the Borrower, the other Obligors and their respective Subsidiaries and their respective Properties in such amounts and against such risks and casualties as are customary for Persons or Properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. As of the Agreement Date, none of the Borrower, any other Obligor or any of their respective Subsidiaries has received notice that any such insurance has been cancelled, not renewed, or impaired in any way.

(z)Ownership of Borrower. The REIT Guarantor is the sole general partner of the Borrower and owns free of any Lien or other claim not less than a sixty-six and two-thirds percent (66 2/3%) of the Equity Interest in the Borrower.

(aa)No Bankruptcy Filing. None of the Borrower, any Obligor or any of their respective Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person threatening the filing of any such petition against any of the Borrower, any Obligor or any of their respective Subsidiaries.

(bb)     No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any other Obligor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

(cc)     Transaction in Best Interests of Borrower and Obligors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the other Obligors. The direct and indirect benefits to inure to the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents constitute materially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Obligations, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and the other Obligors to have available financing to conduct and expand their business. The Borrower and the other Obligors constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement to the Borrower.

(dd)     Representations and Warranties from Other Loan Documents. Each of the representations and warranties made by any of the Obligors in any of the other Loan Documents is true and correct in all material respects.

(ee)     Property. All of the Borrower's, the other Obligors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than (x) with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section, and (y) where the failure of the properties of any Subsidiary of the Borrower or any Subsidiary of an Obligor to be in good repair and condition has not had or could not be reasonably expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. The Borrower has completed or caused to be completed an appropriate investigation of the environmental condition of each Property as of the later of the date of the Borrower's, the Obligors' or the applicable Subsidiary's purchase thereof or the date upon which such property was last security for Indebtedness of such Persons, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Administrative Agent and remediation actions satisfactory to Administrative Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the other Obligors or their respective Subsidiaries which are delinquent, except those not required to be paid pursuant to Section 7.6. Except as set forth in Schedule 6.1(ee) hereto, there are no pending eminent domain proceedings against any property of the Borrower, the other Obligors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which, in all such events, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the other Obligors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate has had or could reasonably be expected to have any Material Adverse Effect.

(ff)     Guarantors. Each Material Subsidiary of Borrower (other than an Excluded Subsidiary) is a Guarantor.

(gg)     No Default. No Default has occurred and is continuing.

(hh)     Subordination. None of the Borrower or any other Obligor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any of such Persons.

(ii)     Anti-Terrorism Laws.

(i)None of the Borrower or any other Obligor or any of their Affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti- Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)None of the Borrower, any other Obligor or any of their Affiliates, or any of their brokers or other agents acting or benefiting from the Loan is a Prohibited Person. A “Prohibited Person” is any of the following:

(A)a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(B)a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D)a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(E)a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control

at its official website or any replacement website or other replacement official publication of such list.

(iii)None of the Borrower or any other Obligor, any of their Affiliates or any of their agents acting in any capacity in connection with the Loan (A) to the best of the Borrower's knowledge, conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (B) to the best of the Borrower's knowledge, deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iv)The Borrower and the other Obligors shall not (A) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (B) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its reasonable discretion, confirming the Borrower's and the other Obligors' compliance herewith).

(jj)     Borrowing Base Properties. As of the Agreement Date, Schedule 6.1(jj) is a correct and complete list of all Borrowing Base Properties. Each of the Borrowing Base Properties included by the Borrower in calculations of the Borrowing Base Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

Section 6.2     Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement and the Revolving Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:
Section 7.1     Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.6, the Borrower shall preserve and maintain, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor (other than a Subsidiary that is not a Material

Subsidiary or that is an Excluded Subsidiary) to preserve and maintain their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect. Except as otherwise permitted under Section 9.6, the Borrower shall cause each Subsidiary that is not a Material Subsidiary and each Excluded Subsidiary to preserve and maintain their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so preserve and maintain or be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Administrative Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.
Section 7.2     Compliance with Applicable Law and Contracts.

The Borrower shall comply, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, (b) their respective Governing Documents, and (c) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which any of its properties may be bound, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect.
Section 7.3     Maintenance of Property.

The Borrower shall, and shall cause each other Obligor to, (a) protect and preserve all of its properties or cause to be protected and preserved, and maintain or cause to be maintained in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, in addition to the requirements of any of the other Loan Documents, the Borrower shall cause each such Subsidiary to comply with clauses (a) and (b) above to the extent that the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.4     Conduct of Business.

The Borrower shall at all times carry on, and cause the other Obligors and the Subsidiaries of the Borrower and the other Obligors to carry on, their respective businesses as now conducted and in accordance with Section 6.1(u).
Section 7.5     Insurance.

The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, maintain or cause to be maintained commercially reasonable insurance with financially sound and reputable insurance companies covering such Persons and their respective properties in such amounts and against such risks and casualties as are customary for Persons or properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and from time to time deliver to the Administrative Agent upon its request a detailed list stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the Properties and risks covered thereby, together with copies of all certificates of the insurance then in effect.

Section 7.6     Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Obligor to, pay and discharge or cause to be paid and discharged when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, in accordance with GAAP; provided further that upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor, such Person either (A) will provide a bond or other security sufficient under applicable law to stay all such proceedings or (B) if no such bond is provided, will pay each such tax, assessment, governmental charge, levy or claim. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the Borrower shall cause each such Subsidiary to pay, discharge or cause to be paid and discharged when due the items set forth in clauses (a) and (b) above subject to the provisos contained therein and where the failure to make such payments or cause such payments to be made could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.7     Visits and Inspections.

The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, permit representatives or agents of any Lender or the Administrative Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Administrative Agent (unless a Default shall be continuing, in which case the exercise by the Administrative Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all Borrowing Base Properties (but subject to the rights of tenants under their leases) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor with its accountants.
Section 7.8     Use of Proceeds; Letters of Credit.

The Borrower shall use the proceeds of all Loans and all Letters of Credit for working capital, capital expenditures and other general business purposes (including acquisitions permitted hereunder) only. The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, use any part of such proceeds or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U or X of the Board) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 7.9     Environmental Matters.

(a)The Borrower shall, and shall cause all other Obligors and each Subsidiary of the Borrower and each other Obligor to, comply or cause to be complied with, all Environmental Laws in all material respects; provided, however, that with respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. If the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor shall (i) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Person, (ii) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, or any other Obligor or any of their respective Subsidiaries alleging material violations of any Environmental Law or requiring the Borrower, any other Obligor or any of their respective Subsidiaries to take any action in connection with the release of Hazardous Materials, or (iii) receive any written notice from a Governmental Authority or private party alleging that the Borrower, any other Obligor or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby individually or in the aggregate in excess of $2,000,000, the Borrower shall provide the Administrative Agent and each Lender with a copy of such notice within thirty (30) days after the receipt thereof by such Person.

(b)The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, take or cause to be taken promptly all commercially reasonable actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws; provided, however, that, (i) as to any Borrowing Base Property, if any such Lien arises due to the acts or omissions of third parties and such Lien (A) together with all other such Liens then in existence, could not reasonably be expected to have a Material Adverse Effect, or (B) has not resulted in foreclosure proceedings with respect to the property in question, the Borrower may pursue claims against such third parties prior to removing such Lien and (ii) as to any other Property, the Borrower shall have no obligation to remove any such Lien to the extent that such Lien, together with all other such Liens then in existence, could not reasonably be expected to have a Material Adverse Effect.

Section 7.10     Books and Records.

The Borrower shall, and shall cause each of the other Obligors and each Subsidiary of the Borrower or any other Obligor to, maintain true and accurate books and records pertaining to their respective business operations in which full, true and correct entries will be made in accordance with GAAP. The Borrower shall, and shall cause each of the Obligors and their respective Subsidiaries to, maintain its current accounting procedures unless reasonably approved by the Administrative Agent or a change in procedures is required by GAAP.
Section 7.11     Further Assurances.

The Borrower shall, at the Borrower's cost and expense and upon request of the Administrative Agent, execute and deliver or cause to be executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 7.12     Additional Guarantors; Release of Guarantors.

(a)Additional Guarantors. Within fifteen (15) Business Days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary or a Subsidiary that is otherwise eligible for release pursuant to Section 7.12(b)(iv)(C) below) of any Obligor after the Effective Date, or failing or ceasing to qualify under the release provision in clause (b)(iv)(C) below, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance reasonably satisfactory to the Administrative Agent: (i) a Joinder Agreement, substantially in the form of Exhibit D hereto, executed by such Material Subsidiary, and (ii) the items that would have been delivered under Sections 5.1(a)(v) through (a)(ix) if such Material Subsidiary had been one on the Effective Date.

(b)Release of a Guarantor.    The Borrower may request in writing, in the form attached hereto as Exhibit P, that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, the applicable Guarantor from the Guaranty so long as: (i) as of the effective date of such release, such Guarantor shall not own any Borrowing Base Property; (ii) no Default shall then be in existence or would occur as a result of such release, including, without limitation, a Default resulting from a violation of any of the covenants contained in Section 9.1 or noncompliance with the requirements of Section 2.13; (iii) the Administrative Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release; and (iv) Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that (A) the

Guarantor has ceased to, or upon release will cease to, qualify as a Material Subsidiary, (B) the Guarantor qualifies, or upon release will qualify, as an Excluded Subsidiary or (C) the Guarantor owns one or more Properties, other than Borrowing Base Properties, that are intended to support additional Indebtedness of the Borrower, to be guaranteed by such Guarantor, and such Indebtedness and such guaranty are otherwise permitted by this Agreement. Delivery by the Borrower to the Administrative Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the REIT Guarantor, which may only be released upon the prior written consent of the Administrative Agent and all of the Lenders. Concurrently with any request by the Borrower to release any Guarantor that then owns a Borrowing Base Property from its Guaranty, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate giving effect to the transaction or other event which forms the basis for the release of the Guarantor from the Guaranty and the removal of the Properties of such Guarantor from the calculation of Borrowing Base Value, which Compliance Certificate shall show continued compliance with each of the covenants contained in Sections 9.1 through 9.3, 9.5 and 9.13 and the requirements of Section 2.13.

Section 7.13     REIT Status.

The Borrower shall cause REIT Guarantor to at all times maintain its status as, and elect to receive status as, a REIT.
Section 7.14     Distribution of Income to the Borrower.

The Borrower shall cause all of its Wholly-Owned Subsidiaries to promptly distribute to the Borrower (at least once each fiscal quarter of the Borrower unless otherwise approved by the Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service, operating expenses and other obligations for such quarter, (b) payment, or the establishment of reasonable reserves for the payment, of operating expenses and other obligations not paid on at least a quarterly basis and capital improvements and repairs (including tenant improvements) to be made to such Subsidiary's assets and properties pursuant to leases, Secured Debt or required by law or otherwise approved by such Subsidiary in the ordinary course of business consistent with prudent business practices, (c) funding of reserves required by the terms of any Secured Debt encumbering property of the Subsidiary, including, without limitation, any lockbox, “cash-trap” or similar restriction on distribution of cash flow from such Subsidiary's assets and properties, (d) payment of closing costs relating to the acquisition, financing, refinancing or disposition of such Subsidiary's assets and properties, and (e) payments in reduction or extinguishment of Secured Debt of such Subsidiary, including, without limitation, balances due at maturity, or upon the refinancing, of such Secured Debt or upon the sale of such Subsidiary; unless such distribution is prohibited by the terms of any Secured Debt so long as such prohibition applies only to the Subsidiary obligated on such Secured Debt.
Section 7.15     Reporting Company.

The Borrower shall cause the REIT Guarantor to maintain its status as a reporting company pursuant to the Securities Exchange Act of 1934.

ARTICLE VIII. INFORMATION

For so long as this Agreement and the Revolving Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall furnish to each Lender (or to the Administrative Agent if so provided below) at its Lending Office:

Section 8.1     Quarterly Financial Statements.

As soon as available and in any event not later than the date that is the earlier of (a) fifty (50) days after the close of each of the first, second and third fiscal quarters of the REIT Guarantor, or (b) five (5) days after filing the REIT Guarantor's 10Q Report with the Securities and Exchange Commission, the unaudited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the REIT Guarantor and its Subsidiaries for such period and an unaudited statement of Funds From Operations, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with such financial statements, the Borrower and the REIT Guarantor shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth (i) all capital expenditures made during the calendar quarter then ended; (ii) a description of all Properties acquired during such calendar quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iii) a description of all Properties sold during the calendar quarter then ended, including the Net Operating Income from such Properties and the sales price; (iv) a statement of the Net Operating Income contribution by each Property for the preceding calendar quarter; and (v) such other information as the Administrative Agent may reasonably request. At the time the financial statements are required to be furnished at the close of the second calendar quarter of the REIT Guarantor, the Borrower shall furnish to the Administrative Agent pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next two (2) calendar quarters, including pro forma covenant calculations, sources and uses of funds, capital expenditures, Net Operating Income for the Borrowing Base Properties, and other income and expenses.
Section 8.2     Year-End Statements.

As soon as available and in any event not later than the date that is the earlier of (a) ninety (90) days after the end of each respective fiscal year of the REIT Guarantor and its Subsidiaries, or (b) five (5) days after filing the REIT Guarantor's 10K Report with the Securities and Exchange Commission, the audited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of the REIT Guarantor and its Subsidiaries for such calendar year and an unaudited statement of Funds from Operations, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be certified by (i) a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period, and (ii) independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Administrative Agent and who shall have authorized the REIT Guarantor to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement. In addition, the REIT Guarantor shall deliver with such year‑end statements the reports described in Section 8.1(i)-(iv) together with pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next four (4) calendar quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses.
Section 8.3     Compliance Certificates.

(a)At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2 and within ten (10) Business Days of the Administrative Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit L (a “Compliance Certificate”) executed by a Responsible Officer of the REIT Guarantor: (i) setting forth in reasonable detail as at the end of such quarterly accounting period, calendar year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower and the REIT Guarantor are in compliance with the covenants contained in Sections 9.1 through 9.3, 9.5 and 9.13; and (ii) stating that no Default exists, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower and/or the REIT Guarantor with respect to such event, condition or failure. In addition, with each such Compliance Certificate, the Borrower shall deliver the following information: (A) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the square footage to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost; (B) a schedule of all outstanding Indebtedness of the Borrower and its Subsidiaries and the REIT Guarantor and its Subsidiaries, showing for each component of Indebtedness, the lender, the total commitment, the total indebtedness outstanding, the interest rate, if fixed, or the applicable margin over an index, if the interest rate floats, the term, the required amortization (if any) and the security (if any); (C) a schedule of all interest rate protection agreements to which the Borrower, the REIT Guarantor or any of their respective Subsidiaries are a party, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof and (D) a copy of all management reports, if any, submitted to the Borrower or the REIT Guarantor or its management by its independent public accountants.

(b)At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2 and within ten (10) Business Days of the Administrative Agent's request, Borrower shall also deliver a borrowing base certificate substantially in the form of Exhibit N (a “Borrowing Base Certificate”) executed by a Responsible Officer of the REIT Guarantor that: (i) sets forth a list of all Borrowing Base Properties together with a calculation of the Borrowing Base Value; (ii) includes the calculation of the Implied Debt Yield, (iii) certifies (A) that all Borrowing Base Properties so listed fully qualify as such under the applicable criteria for inclusion as Borrowing Base Properties, (B) that all acquisitions, dispositions or other removals of Borrowing Base Properties completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, (C) the acquisition cost of any Borrowing Base Properties acquired during such period, and (D) the Borrowing Base Value of any Borrowing Base Properties removed during such period, and (iv) includes any other information that the Administrative Agent may reasonably require to determine the Borrowing Base Value of such Borrowing Base Properties.

Section 8.4     Borrowing Base Property Information.

(a) Prior to the first day of January of each year, furnish to the Administrative Agent a copy of the annual budget for each Borrowing Base Property for the upcoming fiscal year.

(b)Prior to the 31st of January of each year, furnish to the Administrative Agent the actual capital expenditures for each Borrowing Base Property for the previous fiscal year.

(c)As soon as available and in any event not later the date that is fifty (50) days after the close of each of the fiscal quarters of the REIT Guarantor and within ten (10) Business Days of the Administrative Agent's request, furnish to the Administrative Agent financial information for each Borrowing Base Property including operating statements, occupancy rates, square footage, property type, rent roll (including rental rate detail), all other information that may be required to calculate NOI for each Borrowing Base Property, date acquired or built with respect to each Property included as an Borrowing Base Property in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.5     Additions and Substitutions to and Removals from Borrowing Base.

(a)Additions and Substitutions to Borrowing Base Properties. Following the Effective Date, the Borrower may, by written notice to the Administrative Agent, add one or more new Properties as Borrowing Base Properties or, subject to Section 8.5(c) substitute one or more new Properties for one or more Properties (such newly added or substituted Property, the “Potential Borrowing Base Property”) then included as Borrowing Base Properties. Upon Administrative Agent's receipt of the Deliverables in Section 8.5(b), such Potential Borrowing Base Property shall be deemed to be a Borrowing Base Property.

(b)Deliverables. Any such notice of addition or substitution shall be delivered to the Administrative Agent and shall include the following items (the “Deliverables”) for each Potential Borrowing Base Property, which the Administrative Agent shall promptly furnish to the Lenders (it being understood that the Administrative Agent shall have no obligation to verify the truth, accuracy or completeness of any information contained therein):

(i)a borrowing base certificate substantially in the form of Exhibit O (a “Borrowing Base Addition Certificate”) executed by a Responsible Officer of the REIT Guarantor, to include, with respect to any substitution of a Borrowing Base Property, certification of compliance with the Minimum Borrowing Base Requirements;

(ii)an officer's certificate certifying that (A) the Potential Borrowing Base Property satisfies all the requirements, and the Borrower has satisfied all the conditions, for adding such Property as a Borrowing Base Property and (B) such Property is subject to the Borrower's blanket insurance coverage (including flood insurance, if applicable);

(iii)an environmental site assessment that discloses no material environmental violation not being diligently addressed by the Borrower or other responsible party;

(iv)the Borrower's investment summary for the Potential Borrowing Base Property, in form and content similar to summaries the Borrower customarily prepares when considering an investment in a new Property;

(v)to the extent available to Borrower, an operating statement for each of the two (2) prior fiscal years, for the current fiscal year through the fiscal quarter most recently ended and for the fiscal quarter most recently ended;

(vi)a pro-forma operating statement or an operating budget for the current and immediately following fiscal years; and

(vii)such other documentation as the Administrative Agent may reasonably request in order to confirm that the Potential Borrowing Base Property satisfies all the requirements, and the Borrower has satisfied all the conditions, for adding such Property as a Borrowing Base Property.

(c)Nonconforming Property. If the Borrower wants to include a Property as a Borrowing Base Property that does not meet the requirements for a Borrowing Base Property (a “Nonconforming Property”), the Borrower may by written notice to the Administrative Agent request that the Lenders nevertheless include such Property as a Borrowing Base Property. The Borrower shall submit the Deliverables required under Section 8.5(b) for the Nonconforming Property to the Administrative Agent, which the Administrative Agent shall promptly furnish to the Lenders (it being understood that the Administrative Agent shall have no obligation to verify the truth, accuracy or completeness of any information contained therein). The addition of any Nonconforming Property as a Borrowing Base Property must be approved by the Requisite Lenders, provided that unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the addition or substitution of any Nonconforming Property as a Borrowing Base Property within ten (10) Business Days from the date of such Lender's receipt of the Deliverables set forth in clauses (i) through (iv) of Section 8.5(b) above, such Lender shall be deemed to have conclusively approved of the addition of the Nonconforming Property as a Borrowing Base Property.

(d)Removals of Borrowing Base Properties.

(i)Upon any Borrowing Base Property ceasing to qualify as a Borrowing Base Property or upon the Borrower's exclusion of one or more Borrowing Base Properties pursuant to Section 9.13, such Borrowing Base Property shall no longer be included in the calculation of the Borrowing Base Value. Within ten (10) Business Days after any such disqualification, the Borrower shall deliver to the

Administrative Agent a Borrowing Base Certificate reflecting such disqualification, together with a statement of: (A) the identity of the disqualified Borrowing Base Property, (B) the Borrowing Base Value attributable to such Borrowing Base Property and (C) the certificates required by Section 8.5(d)(iv). Upon receipt by the Administrative Agent of (1) (x) notice from Borrower that any disqualified Borrowing Base Property again qualifies as a Borrowing Base Property and (y) the certificates required by Section 8.5(d)(iv), or (2) notice from Borrower of inclusion under Section 9.13, such Borrowing Base Property shall again be included in the calculation of the Borrowing Base Value.

(ii)Subject to Section 8.5(e), the Borrower may voluntarily remove any Property from Borrowing Base Properties (including as a result of any financing, sale, transfer or other disposition of any Borrowing Base Property in accordance with the terms of the Loan Documents) by delivering to the Administrative Agent, no later than ten (10) Business Days prior to the date on which such removal is to be effected (or, in the event such removal shall result from the financing, sale, transfer or other disposition of a Borrowing Base Property, ten (10) Business Days prior to such proposed financing, sale, transfer or disposition), (A) a Borrowing Base Certificate reflecting such removal, together with a statement (1) that no Default then exists or would result from such removal, (2) of the identity of the Borrowing Base Property being removed, and (3) the Borrowing Base Value attributable to such Borrowing Base Property and (B) the certificates required by Section 8.5(d)(iv).

(iii)Notwithstanding anything to the contrary in this Agreement, in the event that a Property (a “Defaulted Property”) included in the calculation of the Borrowing Base Value fails to satisfy the requirements set forth in clause (e) of the definition of “Borrowing Base Property” as a result of conditions existing or effecting such Property for any period of time prior to the acquisition thereof by the Borrower, any other Obligor or any of their respective Subsidiaries of which the Borrower had no knowledge (any such failure a “Replacement Event”), then, if such Replacement Event results in a Default, the Borrower shall have forty-five (45) days from the earlier of (A) the date the Administrative Agent notifies the Borrower that a Replacement Event has occurred or (B) the date the Borrower notifies the Administrative Agent that a Replacement Event has occurred, in which to identify one or more Potential Borrowing Base Properties to cure such Default by replacing the Defaulted Property as a Borrowing Base Property and delivering to the Administrative Agent those items specified in Sections 8.5(a), 8.5(b) and 8.5(d)(iv) with respect thereto and otherwise satisfy all conditions to such Property being accepted as a Borrowing Base Property pursuant to this Agreement (the “Replacement Conditions”). For the avoidance of doubt, in the event the Borrower fails to comply with the Replacement Conditions within the time periods set forth above, the right of the Borrower to cure such Default as provided in this clause (iii) shall cease, and thereupon the Administrative Agent and the Lenders shall have any and all rights and remedies with respect to such Replacement Event as may be available under this Agreement and the other Loan Documents.

(iv)Simultaneously with the delivery of the items required pursuant to clauses (i) through (iii) above, the Borrower shall deliver to the Administrative Agent (A) a pro forma Compliance Certificate demonstrating, upon giving effect to such removal, replacement, disqualification, or re-qualification (as the case may be), compliance with the requirements and covenants contained in Section 2.13 and Sections 9.1 through 9.3, 9.5 and 9.13 on a pro forma basis based upon the most recent financial statements available under Section 8.1 or 8.2, together with supporting calculations and (B) a Minimum Borrowing Base Certificate.

(e)Minimum Borrowing Base Properties. Subject to this Section 8.5, the Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to,

(i)sell, transfer, encumber with a Lien or otherwise dispose of any Borrowing Base Property included in the calculation of the Borrowing Base Value; or

(ii)remove any Borrowing Base Property from the calculation of the Borrowing Base Value pursuant to Section 8.5(d)(ii); or

(iii)substitute any Potential Borrowing Base Property(s) for any existing Borrowing Base Properties;

unless, immediately following such sale, transfer, disposition, removal or substitution (A) there shall be at least seven (7) Borrowing Base Properties included in the calculation of the Borrowing Base Value and (B) the Borrowing Base Value would be at least $325,000,000 (the “Minimum Borrowing Base Requirements”). Simultaneously with any such proposed sale, transfer, disposition, removal or substitution, the Borrower shall deliver to the Administrative Agent a certificate (a “Minimum Borrowing Base Certificate”) of a Responsible Officer of the REIT Guarantor certifying compliance with the Minimum Borrowing Base Requirements.

Section 8.6    Other Information.

(a)Securities Filings. Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Obligor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(b)Shareholder Information. Promptly upon the mailing thereof to the shareholders of the REIT Guarantor, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower or the REIT Guarantor, in each case to the extent not otherwise publicly available;

(c)ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404 1(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the REIT Guarantor setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(d)Litigation. To the extent the Borrower, any other Obligor or any of their respective Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $2,000,000, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower, any other Obligor, or any of their respective Subsidiaries are being audited;

(e)Modification of Governing Documents. A copy of any amendment to a Governing Document of the Borrower or any other Obligor within thirty (30) calendar days of, the effectiveness thereof;

(f)Change of Management or Financial Condition. Prompt notice of any change in the senior management of the company that manages the Properties on behalf of the Borrower (which, as the date hereof, is deemed to be the following persons: Leo F. Wells, III, Douglas P. Williams, and Patricia T. Morris), any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(g)Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default (which notice shall state that it is a “notice of default” for the purposes of Section 11.3 below) or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any other Obligor, or any of their respective Subsidiaries under any (A) Recourse Debt individually or in the aggregate in excess of (1) $5,000,000, at such time as the Borrower's Tangible Net Worth is less than $400,000,000, and (2) $10,000,000 at such time as the Borrower's Tangible Net Worth is at least $400,000,000, or (B) Nonrecourse Debt individually or in the aggregate in excess of $20,000,000, or (C) Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(h)Judgments. Prompt notice of any uninsured order, judgment or decree in excess of (i) (A) $5,000,000, at such time as the Borrower's Tangible Net Worth is less than $400,000,000, and (B) $10,000,000 at such time as the Borrower's Tangible Net Worth is at least $400,000,000, or (ii) with respect to any Nonrecourse Debt, $20,000,000, having been entered against the Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective properties or assets;

(i)Notice of Violations of Law. Prompt notice if the Borrower, any other Obligor, or any of their respective Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(j)Material Contracts. Promptly upon (i) entering into any Material Contract after the Agreement Date, a copy to the Administrative Agent of such Material Contract, together with a copy of all related or ancillary documentation and (ii) the giving or receipt thereof by the Borrower, any other Obligor, or any of their respective Subsidiaries notice alleging that any party to any Material Contract is in default of its obligations thereunder;

(k)New Material Subsidiary. Prompt notice of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary);

(l)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects or updated projections of the Borrower, any or other Obligor or any of their respective Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Sections 8.1, 8.2, 8.6(a) or 8.6(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which REIT Guarantor or Borrower posts such documents, or provides a link thereto on Parent and Borrower's website on the Internet; or (ii) on which such documents are posted on REIT Guarantor's and Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Further, the Administrative Agent and the Lenders agree that the delivery of the financial statements of the REIT Guarantor filed by the REIT Guarantor with the Securities and Exchange Commission on Form 10-Q or on Form 10-K will satisfy the delivery requirements of the Borrower under Sections 8.1 and 8.2, respectively. Notwithstanding the foregoing, if Borrower or REIT Guarantor is unable to deliver the documents required to be delivered pursuant to Sections 8.1, 8.2, 8.6(a) or 8.6(b) electronically, such documents must be physically delivered to the Administrative Agent and Lenders as set forth herein.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement and the Revolving Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the REIT Guarantor and the Borrower, as applicable, shall comply with the following covenants:

Section 9.1     Financial Covenants.

The Borrower shall not permit, at any time, on a consolidated basis in accordance with GAAP:
(a) the Fixed Charge Coverage Ratio to be less than 1.75 to 1.00;

(b) the Leverage Ratio to exceed 0.55 to 1.00, provided that, prior to the Termination Date, such ratio may exceed 0.55 to 1.00 for up to two (2) consecutive calendar quarters immediately following a Major Acquisition so long as such ratio does not exceed 0.60 to 1.00 at any time during such period;

(c)Secured Debt to exceed an amount equal to forty percent (40%) of Consolidated Tangible Assets;

(d)Secured Recourse Debt to exceed an amount equal to fifteen percent (15%) of Consolidated Tangible Assets; provided that Secured Recourse Debt that is recourse only to an Excluded Subsidiary shall be excluded from the calculation of Secured Recourse Debt for purposes of this clause (d); and

(e)Tangible Net Worth to be less than the sum of (i) $233,786,150, plus (ii) seventy-two and one quarter percent (72.25%) of the Gross Cash Proceeds of all Equity Issuances by the REIT Guarantor, the Borrower or any other Guarantor consummated after the Agreement Date (other than Gross Cash Proceeds received contemporaneously with or within ninety (90) days after the redemption, retirement or repurchase of Equity Interests in the Borrower or the REIT Guarantor, subject to the restrictions on purchases or redemptions in Section 9.5, up to the amount paid by the Borrower or the REIT Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that there shall not have been any increase in Shareholder Equity as a result of any such proceeds);

The foregoing financial covenants shall be maintained at all times and tested as of the last day of each fiscal quarter.

Section 9.2     Indebtedness.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, incur, assume, or permit or suffer to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness other than the following:
(a)the Obligations;

(b)intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of the Borrower and each Guarantor in respect of such intercompany Indebtedness shall be subordinate to the Obligations;

(c)any other Indebtedness existing, created, incurred or assumed so long as immediately prior to the existence, creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default is or would be in existence, including without limitation, a Default resulting from a violation of any of the covenants contained in Section 9.1, except that any Obligor that directly owns a Borrowing Base Property may not incur any such Indebtedness;

(d)even during the existence of a Default, Indebtedness incurred to refinance Secured Debt, so long as such refinancing (i) with respect to Secured Recourse Debt (A) does not increase the outstanding principal amount of such Debt, (B) extends the term of such Debt to, and does not require any principal amortization before, a date at least one hundred twenty (120) days beyond the later of the Maturity Date or the Termination Date, (C) does not increase the carrying costs of such Debt, and (D) does not provide for additional collateral or other security for such Debt, and (ii) with respect to Nonrecourse Debt, does not provide for additional collateral or other security for such Debt, except for the posting of additional reserves for tenant improvements, brokerage costs, property taxes, property insurance and leasing costs;

(e)Derivatives Contracts entered into in connection with this Agreement; and

(f)purchase money Indebtedness, provided that any Property purchased with such purchase money Indebtedness that continues to secure such purchase money Indebtedness shall not be included as a Borrowing Base Property unless such purchase money Indebtedness is repaid at the time such Property is included as a Borrowing Base Property.

Section 9.3     Permitted Investments.

(a)The Borrower shall not, and shall not permit any other Obligor or any of their Subsidiaries to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

(i)Investments in Subsidiaries and Unconsolidated Affiliates in existence on the Agreement Date and disclosed on Part I of Schedule 6.1(b);

(ii)Investments in Cash Equivalents;

(iii)Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (A) immediately after giving effect to such Investment, no Default is or would be in existence and (B) the terms and conditions set forth in Section 7.12 with respect to such Subsidiary, if any, are satisfied;

(iv)Investments in properties that are primarily office properties;

(v)Investments in Unconsolidated Affiliates not to exceed fifteen percent (15%) of Total Asset Value;

(vi)Investments in Mortgage Receivables not to exceed fifteen percent (15%) of Total Asset Value;

(vii)the aggregate Construction Budget for Construction-in-Process not to exceed fifteen percent (15%) of Total Asset Value;

(viii)Investments made in properties that are not primarily office properties or Unimproved Land shall not exceed five percent (5%) of Total Asset Value;

(ix)Investments in respect of Equity Interests (other than Equity Interests of Subsidiaries or Unconsolidated Affiliates) shall not exceed five percent (5%) of Total Asset Value; and

(x)Investments in respect of Unimproved Land shall not exceed five percent (5%) of Total Asset Value.

(b)Notwithstanding the Investments permitted under subsection (a) above, in no event shall the aggregate value of the holdings of the Borrower, the other Obligors and their Subsidiaries in the Investments described in clauses (v) through (x) of subsection (a) above exceed, in the aggregate, thirty percent (30%) of Total Asset Value at any time. For the purposes of this Section 9.3, a Property shall be considered Construction-in-Process until the issuance of a permanent certificate of occupancy for such Property or phase thereof.

(c)For the purposes of this Section 9.3, the Investment of the Borrower or the REIT Guarantor in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) Borrower's Share of Construction-in-Process of their Unconsolidated Affiliates, plus (ii) Borrower's Share of any other Investments valued at the lower of GAAP book value or market value.

Section 9.4     Liens; Negative Pledges; Other Matters.

(a)With respect to any Property included as a Borrowing Base Property, Borrower shall not, without the prior written consent of the Administrative Agent, create, place, suffer or permit to be created or placed or, through any act or failure to act, acquiesce in the placing or allow to remain, any Lien, regardless of whether same is expressly subordinate to the Obligations, or grant any easement or impose any restrictive covenants, other than Permitted Liens; or contractually agree with any other Person to provide such Person a Negative Pledge, or other covenant similar to this Section 9.4(a).

(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired (excluding Borrowing Base Properties) if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default is or would be in existence, including without limitation, a Default resulting from a violation of any of the covenants contained in Section 9.1; provided that the Borrower may, even during the existence of a Default, refinance Secured Debt and Nonrecourse Debt to the extent permitted by Section 9.2(d).

(c)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into, assume or otherwise be bound by any Negative Pledge, except for a Negative Pledge contained in (i) any agreement (A) evidencing Indebtedness which the Borrower or such Subsidiary or Obligor may create, incur, assume, or permit or suffer to exist under Section 9.2, (B) which Indebtedness is (1) secured by a Lien permitted to exist pursuant to this Agreement or (2) unsecured but is supported by the Properties (that are not Borrowing Base Properties) of a Subsidiary of the Borrower (that is not an Obligor), and (C) which prohibits the creation of any other Lien on only the property securing or supporting such Indebtedness as of the date such agreement was entered into or the Equity Interests of the Person owning such property; or (ii) a Governing Document of a Non-Wholly Owned Subsidiary which requires consent to, or places limitations on, the imposition of Liens on such Subsidiary's assets or properties or the Equity Interests in such Subsidiary. Notwithstanding the foregoing, in no event shall the Borrower or any Obligor enter into, assume, or be bound by any Negative Pledge on a Borrowing Base Property other than the Negative Pledge granted by this Agreement.

(d)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Loan Documents) of any kind on (i) the ability of the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor to: (A) pay dividends or make any other distribution on any of such Person's capital stock or other equity interests owned by the Borrower, any other Obligor, or any of their respective Subsidiaries, provided that the foregoing shall not apply to any restriction on the Borrower and REIT Guarantor paying dividends or other distributions contained in any agreement relating to other Indebtedness permitted by this Agreement, (B) pay any Indebtedness owed to the Borrower, any other Obligor, or any of their respective Subsidiaries, (C) make loans or advances to the Borrower, any other Obligor, or any of their respective Subsidiaries, or (D) transfer any of its property or assets to the Borrower, any Obligor, or any of their respective Subsidiaries, other than any such restrictions described in this subpart (i) which are contained in (x) agreements evidencing Secured Debt and which relate solely to the assets pledged as collateral security for such Secured Debt or (y) any Governing Document of a Non-Wholly Owned Subsidiary and which relate solely to such Subsidiary (other than any such Subsidiary that owns, in whole or in part, any Borrowing Base Property), or (ii) the ability of the Borrower or any other Obligor to amend this Agreement or pledge the Borrowing Base Property as security for the Obligations.

Section 9.5     Restricted Payments; Stock Repurchases.

(a)The Borrower will not make any Restricted Payment to the REIT Guarantor, and the REIT Guarantor will not make any Restricted Payments, during any fiscal year of the REIT Guarantor, except for Net Dividends not to exceed the greater of (i) ninety percent (90%) of the Funds From Operations of the REIT Guarantor on a consolidated basis for such fiscal year, so long as all such Restricted Payments made during any two (2) consecutive fiscal quarters of the REIT Guarantor shall not exceed one hundred percent (100%) of Funds from Operations for such two (2) consecutive fiscal quarters; or (ii) the minimum amount required in order for the REIT Guarantor to maintain its status as a REIT, as set forth in a certification to the Administrative Agent from the chief financial officer of the REIT Guarantor.

(b)Redemption of Equity Interests of the REIT Guarantor pursuant to the Share Redemption Program shall be permitted provided that (i) no Default exists or would exist after giving effect thereto, and (ii) the aggregate amount of redemptions by the REIT Guarantor in any calendar year shall not exceed the amount permitted to be redeemed in any calendar year under the Share Redemption Program as in effect on the Agreement Date.

(c)Redemption of limited partnership interests of the Borrower shall be permitted to the extent such redemption is made with respect to such limited partnership interests issued to a seller in connection with the purchase by the Borrower, any other Obligor or any of their respective Subsidiaries of any Property and such redemption is effectuated by the conversion of such limited partnership interests into common stock of the REIT Guarantor or, with the approval of the Administrative Agent, by cash payment; provided that, (i) had the Borrower originally paid cash for the purchase of such Property instead of issuing the applicable limited partnership interests, such cash payment would have been permitted under the terms and conditions of this Agreement, including but not limited to this Article IX, and (ii) such cash payment to be made for the redemption of such limited partnership interests shall be in compliance with all other terms and conditions of this Agreement, including but not limited to compliance with this Article IX and shall not result in a Default.

(d)If a Default shall have occurred and be continuing, then neither the Borrower nor the REIT Guarantor shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders other than cash distributions by the Borrower to its partners (and corresponding distributions by the REIT Guarantor to its shareholders) in a minimum amount required in order for the REIT Guarantor to maintain its status as a REIT, as set forth in a certification to the Administrative Agent from the chief financial officer of the REIT Guarantor; provided that the Borrower shall not make any Restricted Payments to any Person whatsoever if a Default of the type described in Section 10.1(a), (b), (g) or (h) shall have occurred and be continuing or would result therefrom.

Section 9.6     Merger, Consolidation, Sales of Assets and Other Arrangements.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to: (i) enter into any transaction of merger, consolidation, reorganization or other business combination; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment; provided, however, that a Person may merge with the Borrower or any of its Subsidiaries, so long as (A) such Person was organized under the laws of the United States of America or one of its states; (B) if such merger involves the Borrower, the Borrower is the survivor of such merger; (C) if such merger involves a Subsidiary of the Borrower that is a Guarantor, such Subsidiary is the survivor of such merger; (D) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default is or would be in existence and, any merger that involves a Non-Wholly Owned Subsidiary would be permitted by Section 9.3; (E) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary of the Borrower with and into the Borrower); (F) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a “hostile takeover”; (G) following such merger, the Borrower and its Subsidiaries will continue to be engaged primarily in the business of the ownership, development, management and investment in real estate; and (H) such merger, together with all other mergers permitted by this Section 9.6 and consummated in the same fiscal year as such merger, shall not increase the Total Asset Value by more than twenty-five percent (25%) of the Total Asset Value as of the end of the previous fiscal year.

(b)Notwithstanding the foregoing clause (a), so long as no Default has occurred and is continuing or would occur as a result of such transaction, the Subsidiaries of the Borrower may (i) sell or lease their Properties that are not Borrowing Base Properties; (ii) sell a Borrowing Base Property following its removal as a Borrowing Base Property in compliance with the requirements of Sections 8.5(d) and 8.5(e); (iii) lease a Borrowing Base Property in the ordinary course of business; and (ii) wind-up or dissolve to the extent such Subsidiary has no assets and the prior disposition of its assets was permitted under this Agreement.

Section 9.7     Fiscal Year.

Neither the Borrower nor the REIT Guarantor shall change its fiscal year from that in effect as of the Agreement Date without the Administrative Agent's prior written consent.
Section 9.8     Modifications to Certain Agreements.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect without the Administrative Agent's prior written consent.

(b)The Borrower shall not enter into any amendment or other modification to the Share Redemption Program which could reasonably be expected to have a Material Adverse Effect without the Administrative Agent's prior written consent.

Section 9.9     Transactions with Affiliates.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of the Borrower), except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and (ii) transactions in connection with (A) the Master Property Management, Leasing and Construction Management Agreement, dated as of August 11, 2010 between the Borrower, the REIT Guarantor, Wells Management Company, Inc. and Wells Core Office Income REIT Advisory Services, LLC and renewals thereof on substantially similar terms and conditions, and (B) the Advisory Agreement, dated as of August 7, 2012 between the REIT Guarantor and Wells Core Office Income REIT Advisory Services, LLC, and renewals thereof on substantially similar terms and conditions, and (C) the Dealer Manager Agreement between the REIT Guarantor and Wells Investment Securities Inc., and renewals thereof on substantially similar terms and conditions.

Section 9.10     ERISA Exemptions.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 9.11     Restriction on Prepayment of Indebtedness.

Without the prior written consent of the Administrative Agent, neither the Borrower, any other Obligor, nor any Subsidiary of the Borrower or any other Obligor shall prepay, redeem or purchase the principal amount, in wholeor in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default, except in connection with the refinancing of Secured Debt or Nonrecourse Debt as permitted in Section 9.2(d).
Section 9.12     Modifications to Governing Documents.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to enter into any amendment or modification of any Governing Document of the Borrower, such Subsidiary, or such Obligor which would have a Material Adverse Effect without the Administrative Agent's prior written consent.

Section 9.13     Occupancy of Borrowing Base Properties.

The Properties that are Borrowing Base Properties shall consist of Properties which, in the aggregate, satisfy the Aggregate Minimum Occupancy Requirement. In the event of a breach or violation of this Section 9.13, such breach or violation shall not be an Event of Default so long as the Borrower immediately notifies the Administrative Agent thereof and, within thirty (30) days of receipt of such notice by the Administrative Agent (subject to extension for up to an additional thirty (30) days by the Administrative Agent in its sole and absolute discretion), the Borrower adds, substitutes, removes or excludes one or more Properties as Borrowing Base Properties as contemplated by Section 8.5 such that immediately following such addition, substitution or removal, the Aggregate Minimum Occupancy Requirement is satisfied.
Upon the occurrence of a Default under this Section 9.13, the Borrower shall have the right to designate, upon written notice to the Administrative Agent, one or more Borrowing Base Properties to be excluded (but not removed) as Borrowing Base Properties pursuant to Section 8.5(d)(i) in order to effect compliance with this Section 9.13. Thereafter, the Borrower shall have the right, upon written notice to the Administrative Agent, to include any such excluded Borrowing Base Property as a Borrowing Base Property provided that (i) the inclusion of such Borrowing Base Property will not result in a Default under this Section 9.13 and (ii) such Borrowing Base Property is not otherwise a disqualified Borrowing Base Property under Section 8.5(d)(i).
Section 9.14     Change in Nature of Business.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or as contemplated in the REIT Guarantor's S-11 filed on June 6, 2012, as amended from time to time, or any business substantially related or incidental thereto.

ARTICLE X. DEFAULT

Section 10.1     Events of Default.

Each of the following events shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b)Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of three (3) Business Days from the date such payment was due.

(c)Default in Performance of Specific Covenants. The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.1 (with respect to the existence of the REIT Guarantor and the Borrower), 7.8, 7.12, 7.13, 8.3 or 8.5 or in Article IX.

(d)Default in Performance of Other Covenants. The Borrower or any other Obligor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure under this subsection (d) shall continue for a period of thirty (30) days after the date upon which the Administrative Agent has sent written notice of such failure to the Borrower.

(e)Representations and Warranties. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender pursuant to any Loan Document, shall at any time prove to have been incorrect or misleading (and without regard to any qualifications limiting such representations to knowledge or belief), in light of the circumstances in which made or deemed made, in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when furnished or made or deemed made.

(f)Indebtedness Cross-Default.

(i)The Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, (A) any Recourse Debt or obligations under Derivative Contracts (other than the Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, the marked-to-market value of such Derivative Contract provided that, if the Borrower is not out of the money, such marked-to-market value shall be deemed to be zero) greater than or equal to (1) $5,000,000 at such time as the Borrower's Tangible Net Worth is less than $400,000,000, or (2) $10,000,000 at such time as the Borrower's Tangible Net Worth is equal to or greater than $400,000,000 or (B) any Nonrecourse Debt having an aggregate outstanding principal amount greater than or equal to $20,000,000 (all such Indebtedness or obligations under Derivative Contracts being “Material Indebtedness”); or

(ii)(A) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (B) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract); or

(iii)Any other event shall have occurred and be continuing which would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract).

(g)Voluntary Bankruptcy Proceeding. The Borrower, any other Obligor, or any of their respective Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts;

(iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver for an asset securing Nonrecourse Debt that is Material Indebtedness, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1(g) as to any Subsidiaries of any Obligors that are not also Obligors shall not constitute an Event of Default if the only Indebtedness attributable to such Subsidiaries and any other Subsidiaries subject to this proviso or the proviso to subsection (h) below is Nonrecourse Debt that is not Material Indebtedness.

(h)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any other Obligor or any of their respective Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver for an asset securing Nonrecourse Debt that is Material Indebtedness, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1(h) as to any Subsidiaries of any Obligors that are not also Obligors shall not constitute an Event of Default if the only Indebtedness attributable to such Subsidiaries and any other Subsidiaries subject to this proviso or the proviso to subsection (g) above is Nonrecourse Debt that is not Material Indebtedness.

(i)Litigation; Enforceability. The Borrower or any other Obligor shall disavow, revoke or terminate (or attempt to revoke or terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect in any material respect (except as a result of the express terms thereof).

(j)Judgment. An uninsured judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any other Obligor, or any of their respective Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings, and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such other Obligor or such Subsidiary, (1) (x) $5,000,000 at such time as the Borrower's Tangible Net Worth is less than $400,000,000, or (y) $10,000,000 at such time as the Borrower's Tangible Net Worth is equal to or greater than $400,000,000 or (2) in the case of any judgment or order with respect to any Nonrecourse Debt, which judgment or order is issued solely to permit the holder(s) of such Indebtedness to foreclose on any collateral securing the same, $20,000,000, or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(k)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Obligor, or any of their respective Subsidiaries which exceeds, (i) individually or together with all other such warrants, writs, executions and processes for the Borrower, such Obligors and such Subsidiaries, (A) $5,000,000 at such time as the Borrower's Tangible Net Worth is less than $400,000,000, or (B) $10,000,000 at such time as the Borrower's Tangible Net Worth is equal to or greater than $400,000,000, or (ii) in the case of any warrant, writ of attachment, execution or similar process with respect to any Nonrecourse Debt, which warrant, writ of attachment, execution or process is issued solely to permit the holder(s) of such Indebtedness to foreclose on any collateral securing the same, in the aggregate with all such warrants, writs of attachment, executions or processes, $20,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Obligor.

(l)ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000.

(m)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(n)Change of Control. A Change of Control shall occur.

(o)Federal Tax Lien. A federal tax lien shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC shall be filed against the Borrower, any other Obligor, or any of their respective Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

Section 10.2     Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.

(i)Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(g) or 10.1(h) with respect to the Borrower or the REIT Guarantor, (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default, and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender, the Issuing Lender and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents, but excluding any Derivatives Contracts entered into in connection with this Agreement, shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, (B) all of the Commitments, the obligation of the Lenders to make Revolving Loans and the Term Loan, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Issuing Lender to issue Letters of Credit hereunder, shall all immediately and automatically terminate and (C) the Borrower shall be obligated to deposit cash collateral into the Collateral Account in an amount equal to the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon, which deposit shall be due and payable immediately and without demand or notice of any kind, which are expressly waived by the Borrower.

(ii)Optional. If any other Event of Default shall have occurred and be continuing, the Administrative Agent shall at the request of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default, and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Lender to issue Letters of Credit hereunder and (C) demand the deposit of cash collateral to the Collateral Account in an amount equal to the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon. Further, if the Administrative Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

(b)Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Obligors and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower, the other Obligors and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3     Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)first, to amounts due to the Administrative Agent and the Lenders in respect of fees and expenses due under Sections 3.6 and 12.2;

(b)second, to payments of interest on Swingline Loans;

(c)third, to payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon their applicable Commitment Percentages (and as to the Loans, first to Base Rate Loans and then to LIBOR Rate Loans);

(d)fourth, to payments of principal of Swingline Loans;

(e)fifth, to payments of principal of all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans and Reimbursement Obligations (and as to the Loans, first to Base Rate Loans and then to LIBOR Rate Loans);

(f)sixth, to amounts to be deposited into the Collateral Account in respect of Letters of Credit (to be applied as provided in Section 10.4);

(g)seventh, to amounts due the Administrative Agent and the Lenders pursuant to Sections 11.7 and 12.9;

(h)eighth, to payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders and the Administrative Agent to the extent entitled to such payments; and

(i)ninth, to any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.4     Collateral Account.

(a)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.7(b), 2.12 and 3.11. Amounts shall be deposited into the Collateral Account as provided in Sections 2.7(b), 2.12, 3.11, 10.2 and 10.3.

(b)Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such deposits, investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent. The Borrower irrevocably authorizes the Administrative Agent to exercise any and all rights of the Borrower in respect of the Collateral Account and to give all instructions, directions and entitlement orders in respect thereof as the Administrative Agent shall deem necessary or desirable. The Administrative Agent is authorized by the Borrower to file such financing statements as the Administrative Agent may deem necessary in connection with the perfection of the security interests in the Collateral Account. The Borrower agrees to do such further acts and things, and to execute and deliver such additional documents as the Administrative Agent may reasonably request at any time in connection with the administration or enforcement of its rights with respect to the Collateral Account. For the purposes of the Uniform Commercial Code, Georgia shall be deemed to be the location and jurisdiction of the Administrative Agent, the Collateral Account and any securities entitlements relating thereto. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)If an Event of Default shall have occurred and be continuing, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Administrative Agent to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account for the ratable benefit of the Lenders to the payment of any of the Letter of Credit Liabilities due and payable.

(d)If (i) no Default has occurred and is continuing and (ii) all of the Letter of Credit Liabilities have been paid in full, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time.

(e)The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

Section 10.5     Performance by the Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 10.6     Rights Cumulative.

The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE AGENT

Section 11.1     Authorization and Action.

Each Lender hereby appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein (including the use of the term “Administrative Agent”) shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Administrative Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished by the Borrower, any Obligor or any other Affiliate of the Borrower or any Obligor, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Administrative Agent to exercise such right or remedy. The Borrower may rely on written amendments or waivers executed by the Administrative Agent or acts taken by the Administrative Agent as being authorized by the Lenders or the Requisite Lenders, as applicable, to the extent the Administrative Agent does not advise Borrower that it has not obtained such authorization from the Lenders or the Requisite Lenders, as applicable.
Section 11.2     Administrative Agent's Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.
Section 11.3     Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 11.4     Regions Bank, as Lender.

Regions, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Regions in each case in its individual capacity. Regions and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Obligor or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

Section 11.5     Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender's determination, consent, approval or disapproval, including amendments, waivers and consents under Section 12.6, (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within twenty (20) Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement and except with respect to items requiring the unanimous consent or approval of the Lenders under Section 12.6, unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6     Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Person to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the other Obligors, and their respective Subsidiaries, or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Obligors, their respective Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 11.7     Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as the Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent's gross negligence or willful misconduct or if the Administrative Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the reasonable advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding provision, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Administrative Agent's own choosing) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out‑of‑pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.8     Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. If, at any time, Regions Bank is unable to continue to serve as Administrative Agent, the Borrower may replace Regions Bank as Administrative Agent with either U.S. Bank National Association or JPMorgan Chase Bank, N.A. The Administrative Agent may be removed as the Administrative Agent under the Loan Documents by the Requisite Lenders (other than the Lender then acting as the Administrative Agent) as a result of (i) its gross negligence or willful misconduct or (ii) it being a Defaulting Lender or meeting the criteria of a Defaulting Lender. The Administrative Agent may be removed as the Administrative Agent under the Loan Documents by the Borrower and the Requisite Lenders (other than the Lender then acting as the Administrative Agent) as a result of it being a Defaulting Lender or meeting the criteria of a Defaulting Lender. Any such removal, replacement or resignation shall also constitute the Administrative Agent's resignation as Swingline Lender and may, at such Administrative Agent's option, also constitute its resignation as Issuing Lender. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent, in the case of the removal of the Administrative Agent under the immediately preceding sentence) shall have the right to appoint a successor Administrative Agent and Swingline Lender, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000, which appointment shall, provided no Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender (and its affiliates) holding a Commitment Percentage of at least ten percent (10%) (calculated at the time the Administrative Agent gives notice of its resignation) as a successor Administrative Agent and Swingline Lender). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Administrative Agent's giving of notice of resignation or the Lenders' removal of the resigning Administrative Agent, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000. Upon the acceptance of any appointment as Administrative Agent or Swingline Lender hereunder by a successor Administrative Agent, such successor Administrative Agent and Swingline Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents as Administrative Agent and Swingline Lender. After any Administrative Agent's resignation, replacement or removal hereunder as Administrative Agent, the provisions of this Article XI and all provisions of this Agreement relating to Swingline Loans shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Swingline Lender under the Loan Documents.
Section 11.9     Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligations hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Joint Lead Arranger and Joint Bookrunner,” “Co‑Syndication Agent,” and “Co-Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 11.10     Other Loans by Lenders to Obligors.

The Lenders agree that one or more of them may now or hereafter have other loans to and derivative contracts and/or business arrangements with one or more of the Obligors which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors may collect payments on such loan(s) and may secure such loan(s) (so long as such loan does not itself expressly violate this Agreement). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors shall have no obligation to attempt to collect payments under the Loans or Reimbursement Obligations in preference and priority over the collection and/or enforcement of such other loan(s).

ARTICLE XII. MISCELLANEOUS

Section 12.1     Notices.

(a)Notices Generally. Unless otherwise provided herein or in subsection (b) below, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered by hand or by nationally-recognized overnight courier as follows:

If to the Borrower:
Wells Core Office Income Operating Partnership, L.P.
6200 The Corners Parkway
Norcross, Georgia 30092-2265
Attention: Douglas P. Williams
Telecopy Number: (770) 243-8124
Telephone Number: (770) 449-7800

And with a copy to:
McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attention: William F. Timmons, Esq.
Facsimile Number: (404) 527-4198
Telephone Number: (404) 527-8380

If to the Administrative Agent:
Regions Bank
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan
Telephone Number: (404) 995-7648
Facsimile Number: (404) 995-7665

And with a copy to:
Bradley Arant Boult Cummings, LLP
100 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Patricia Gordon
Telephone Number: (704) 338-6041

If to a Lender:
To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto (or, if not set forth thereon, as specified in its administrative questionnaire provided to the Administrative Agent) or in the applicable Assignment and Assumption.
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, (A) all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received and (B) all notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.
(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications and will not allow for electronic communication of any notice of Default. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address for locating such notice or communication.

(c)Platform.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, any of its affiliates, or any of its or its affiliates' officers, employees, agents, or representatives (collectively, the “Agent Parties”) have any liability to the Borrower or the other Obligors, any Lender or any other Person or entity for damages of any kind, except damages arising directly from the gross negligence or willful misconduct of the Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction, but in no event shall any Agent Party be liable for any indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the Borrower's or the Administrative Agent's transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section 12.1, including through the Platform.

Section 12.2     Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, administration and interpretation of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent (such expenses to include ongoing charges for DebtDomain, Intralinks, SyndTrak Online or any similar system), (b) to pay or reimburse Regions Bank and Regions Capital Markets or their reasonable out-of-pocket costs and expenses incurred in connection with the initial syndication of the Loans by Regions Bank and Regions Capital Markets, (c) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1(g) or 10.1(h), including the reasonable fees and disbursements of counsel to the Administrative Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.
Section 12.3     Set-off.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender and Participant subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Administrative Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off. The foregoing shall not apply to any account governed by a written agreement containing express waivers by the Administrative Agent or any Lender with respect to rights of set-off.
Section 12.4     Governing Law; Litigation; Jurisdiction; Other Matters; Waivers.

(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW.

(b)WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

(c)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. NOTHING IN THIS

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 12.15     Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

(b)Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

(c)Any Lender may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Revolving Commitment or the Obligations owing to such Lender; provided, however, any such participating interest must be for a constant and not a varying percentage interest. Except as otherwise provided in Section 12.3 and this Section 12.5, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. Borrower agrees that each Participant shall be entitled to the benefits of Section 3.12 and Article IV hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (d) of this Section. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release all or substantially all of the Guarantors (except as otherwise permitted under Section 7.12(b)). An assignment or other transfer which is not permitted by Section 12.5(d) or 12.5(e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder and, if requested by the Administrative Agent, certify to the Administrative Agent that such participation is permitted hereunder.

(d)Any Lender may with the prior written consent of the Administrative Agent, the Issuing Lender and the Swingline Lender and, so long as no Default shall exist, the Borrower (which consent, in each case, shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its Revolving Commitment, the Obligations owing to it or its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Administrative Agent, the Swingline Lender, the Issuing Lender or the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or of another Lender unless such Lender is a Defaulting Lender; (ii) to the extent that the assigning Lender holds both a Revolving Commitment and Term Loan Exposure and, so long as no Default shall exist, each assignment by such Lender shall be made pro rata among its Revolving Commitment and Term Loan Exposure unless waived by the Administrative Agent in its sole discretion and the Borrower, (iii) any partial assignment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and, after giving effect to such partial assignment, the assigning Lender retains a portion of the Revolving Commitment and/or Term Loan Exposure so assigned having an aggregate outstanding principal balance of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, unless waived by the Administrative Agent in its sole discretion and, so long as no Default shall exist, the Borrower, except that the conditions set forth in this subsection (iii) shall not apply (A) to any full assignment by any Lender of its Revolving Commitment and Term Loan Exposure together (or, if such Lender only holds either a Revolving Commitment or Term Loan Exposure, but not both, then to any full assignment by such Lender of its Revolving Commitment or Term Loan Exposure, as applicable), or (B) with respect to its Revolving Commitment, after all of the Revolving Commitments have been terminated; and (iv) each such assignment shall be effected by means of an Assignment and Assumption, substantially in the form attached hereto as Exhibit A. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Assumption and shall have all the rights and obligations of a Lender with a Revolving Commitment or Term Loan Exposure as set forth in such Assignment and Assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate, and any other documents reasonably required by a Lender in connection with such assignment shall be executed by the Borrower. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500.

(e)The Administrative Agent shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and Term Loan Exposure of each Lender from time to time (the “Register”). The Administrative Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. Upon its receipt of an Assignment and Assumption executed by an assigning Lender, together with each Note subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and if the Administrative Agent receives the processing and recording fee described in Section 12.5(d) above, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(f)In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

(g)A Lender may furnish any information concerning the Borrower, any other Obligor or any of their respective Subsidiaries or Affiliates in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.

(h)Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Obligor or any of their respective Affiliates or Subsidiaries.

(i)Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.6     Amendments.

(a)Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Obligor or any of their respective Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower), provided, however, no amendment, waiver or consent shall (i) do any of the following, in each case, without the written consent of each Lender: (A) waive any provisions contained in Section 5.1 hereof; (B) modify the definition of the term “Requisite Lenders,” (C) modify in any other manner the number or percentage of the Lenders (including all of the Lenders) required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect; (D) release any Guarantor from its obligations under the Guaranty (except as permitted under Section 7.12(b)); (E) release Borrower from its obligations hereunder or under the other Loan Documents; or (F) (1) modify the definition of the term “Commitment Percentages” or (2) amend or otherwise modify the provisions of Section 3.2(a); (ii) do any of the following, in each case, without the written consent of each Lender affected thereby: (A) except as provided in Section 2.11(b) hereof, increase the Commitments (or any component thereof) of any Lender; (B) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations (except that Requisite Lenders may waive application of the Post-Default Rate and the increase in the Letter of Credit fee described in the last sentence of Section 3.6(b)(ii)); (C) reduce the amount of any Fees payable hereunder; (D) except as provided in Section 2.6(b) hereof, postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations; or (v) except as provided in Section 2.3, extend the expiration date of any Letter of Credit beyond twelve months after the Termination Date; and (iii) modify the definitions of “Borrowing Base Availability,” “Borrowing Base Property,” or “Borrowing Base Value,” or the provisions of Sections 2.13(a) or 8.5 without the written consent of the Administrative Agent and each Lender.

(b)Further, no amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.2, Section 3.11 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.3, Section 3.11 or the obligations or rights of the Issuing Lender under this Agreement or any other Loan Documents shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Lender.

(c)No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 12.7     Nonliability of the Administrative Agent and Lenders.

The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any other Obligor or any of their respective Subsidiaries. Neither the

Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

Section 12.8     Confidentiality.

(a)Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower; provided that the source of such information was not known by the Administrative Agent, the Issuing Lender or any Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 12.8(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE‑LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON‑PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

(d)The Borrower shall have the right to review and approve any press release or advertisement made after the date hereof relating to this Agreement or any of the transactions contemplated hereby or relating to the Borrower, the REIT Guarantor or any of their affiliates before any such announcement or filing is made, provided that if the Borrower does not provide written approval or rejection of any public announcement or advertisement within five (5) days from the date of receipt by the Borrower of such announcement or advertisement, the Borrower shall be deemed to have conclusively approved of such announcement or advertisement. Notwithstanding the foregoing, nothing contained in this Section 12.8(d) is intended to include any filing with any court in connection with the Administrative Agent's exercise of its rights and remedies hereunder.

Section 12.9     Indemnification.

(a)Whether or not the transactions contemplated hereby are consummated, the Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, any affiliate of the Administrative Agent, the Arrangers, each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent's or any Lender's entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the other Obligors, or their respective Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the other Obligors and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, any other Obligor, or any of their respective Subsidiaries of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Obligors or their respective Subsidiaries (or their respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower, any other Obligor or their respective Subsidiaries) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party (x) for any acts or omissions of such Indemnified Party (including all directors, officers, shareholders, agents, employees and counsel of such Indemnified Party) that constitute gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, (y) resulting from a claim brought by the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party's obligations under this Agreement, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) in connection with any losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses arising out of any action, claim, arbitration, investigation or settlement, consent decree or other proceeding brought by any Indemnified Party against any other Indemnified Party in connection with, arising out of, or by reason of this Agreement or any other Loan Document or the transactions contemplated thereby or the making of any Loans or issuance of Letters of Credit hereunder. In addition, the foregoing indemnification in favor of any director, officer, shareholder, agent, employee or counsel of the Administrative Agent, any affiliate of the Administrative Agent or any Lender shall be solely in their respective capacities as such director, officer, shareholder, agent, employee, or counsel. Borrower shall not be liable for payment of any settlement of any Indemnity Proceeding effected without Borrower's written consent, but if the same is settled with such consent, Borrower agrees that such settlement is covered by the foregoing indemnity.

(b)The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, any other Obligor, or any of their respective Subsidiaries, any shareholder, partner or other equity holder of the Borrower, any other Obligor or any of their respective Subsidiaries (whether such shareholder(s) or such other Persons are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Person), any account debtor of the Borrower, any other Obligor, or any of their respective Subsidiaries or by any Governmental Authority.

(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against Borrower and/or an Obligor or any of their respective Subsidiaries.

(d)All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party with respect to an Indemnity Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all reasonable costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party.

(f)If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10     Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated, (c) none of the Lenders, the Swingline Lender nor the Issuing Lender is obligated any longer under this Agreement to make any Loans or issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Administrative Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Administrative Agent, the Lenders, the Issuing Lender and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11     Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12     Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.13     Obligations with Respect to Obligors and Subsidiaries.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Obligors and the Subsidiaries of the Borrower and the other Obligors as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Obligors or Subsidiaries.
Section 12.14     Limitation of Liability.

Neither the Administrative Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.15     Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein and any separate letter agreements with respect to fees embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.16     Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 12.17     Time of the Essence.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.
Section 12.18     Patriot Act.
Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each of the Guarantors, which information includes the name and address of the Borrowers and each of the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each of the Guarantors Loan Party in accordance with the Patriot Act.
[Signatures commence on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed under seal by their authorized officers all as of the day and year first above written.

BORROWER: WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership By: Wells Core Office Income REIT, Inc., its General Partner
By: /s/ Douglas P. Williams Name: Douglas P. Williams Title: Executive Vice President

REGIONS BANK, as Administrative Agent, as a Lender, as Issuing Lender, and as Swingline Lender By: /s/ Paul E. Burgan Name: Paul E. Burgan Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Co-Syndication Agent By: /s/ Joseph L. Hord Name: Joseph L. Hord Title: Vice President
U.S. Bank National Association 1100 Abernathy Road, Suite 1250 Atlanta, Georgia 30328 Attention: Lee Hord Telecopy Number: (770) 512-3117 Telephone Number: (770) 512-3130

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent By: /s/ Rita Lai Name: Rita Lai Title: Senior Credit Banker
JPMorgan Chase Bank, N.A. 10 S. Dearborn, 19th Floor Chicago, IL 60603 Attention: Rita Lai Telephone Number: (212) 270-6254 Fax Number: (646) 534-6301

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Documentation Agent By: /s/ Chad McMasters Name: Chad McMasters Title: Senior Vice President
PNC Bank, National Association 600 Galleria Parkway, Suite 890 Atlanta, Georgia 30339 Attention: Chad McMasters Telephone Number: (770) 303-6256 Fax Number: (770) 953-6046

UNION BANK, N.A., as a Lender and as Co-Documentation Agent By: /s/ Mark Dunn Name: Mark Dunn Title: Vice President
Union Bank, N.A. 500 North Akard #4200 Dallas, TX 75201 Attention: Mark Dunn Telephone Number: (214) 922-4227

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION as a Lender and as Co-Documentation Agent By: /s/ Michael Glandt Name: Michael Glandt Title: Vice President
Fifth Third Bank, an Ohio Banking Corporation 222 S. Riverside Plaza GRVR0F Chicago, Illinois 60606 Attention: Michael Glandt Telephone Number: (312) 704-5914 Fax Number: (312) 704-7364

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender By: /s/ Frederick H. Denecke Name: Frederick H. Denecke Title: Vice President
Capital One National Association 1680 Capital One Drive, 10th Floor McLean, Virginia 22102 Attention: Ashish Tandon Telephone Number: (703) 720-6736 Fax Number: (703) 720-2023

COMERICA BANK, A TEXAS BANKING ASSOCIATION, as a Lender By: /s/ Sam F. Meehan Name: Sam F. Meehan Title: Vice President
Comerica Bank, a Texas Banking Association 3551 Hamlin Road, 4th Floor, Mail Code 2390 Auburn Hills, MI 48326 Attention: Sam F. Meehan Telephone Number: (248) 371-6324 Fax Number: (248) 371-7920

RAYMOND JAMES BANK, N.A., as a Lender By: /s/ Alexander L. Rody Name: Alexander L. Rody Title: Senior Vice President
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: Thomas G. Scott Telephone Number: (727) 567-4196 Fax Number: (866) 205-1396

SCHEDULE 1

COMMITMENTS

Lender	Commitment	Commitment Percentage	Revolving Commitment	Term Loan Commitment
Regions Bank	$51,000,000	17.00%	$34,000,000	$17,000,000
U.S. Bank National Association	$51,000,000	17.00%	$34,000,000	$17,000,000
JPMorgan Chase Bank, N.A.	$51,000,000	17.00%	$34,000,000	$17,000,000
PNC Bank, National Association	$33,000,000	11.00%	$22,000,000	$11,000,000
Union Bank, N.A.	$33,000,000	11.00%	$22,000,000	$11,000,000
Fifth Third Bank	$33,000,000	11.00%	$22,000,000	$11,000,000
Capital One, N.A.	$18,000,000	6.00%	$12,000,000	$6,000,000
Comerica Bank	$18,000,000	6.00%	$12,000,000	$6,000,000
Raymond James Bank, N.A.	$12,000,000	4.00%	$8,000,000	$4,000,000
Total	$300,000,000	100%	$200,000,000	$100,000,000

SCHEDULE 6.1(b)

OWNERSHIP STRUCTURE

(see attached)

Key
Federal Taxable Entity
* Note should the OP ever become a Federal regarded partnership W-9s will need to be reissued for these entities.
Wells Core Office Income REIT, Inc. (MD) -#06100 EIN 26-0500668) (Guarantor)
GP 0.01%
Single Member 100%
Wells Core Office Income Holdings, LLC (DE SMLLC) #06300 EIN (27-1272795) (Material Subsidiary)
LP 99.99%
Wells Core Office Income Operating Partnership, L.P. (DE) #06200 (EIN 26-0501116) (Borrower)
Wells Core REIT TRS, LLC DE LLC #06801 80-0771343 (100% owned by Core OP) (Not a Material Subsidiary)
5%
95%
Wells Core REIT - Franklin Center, LLC EIN 38-3860413 (DE LLC) (Material Subsidiary)
Common
Preferred Shareholders
100% Pref
The Point at Clark Street REIT, LLC (DE LLC) EIN 20-3419300 (Material Subsidiary)
Franklin Center Borrower, LLC (DE LLC) (Not a Material Subsidiary)
Franklin Center, LLC (DE LLC) (Material Subsidiary)
Franklin Center
100%
Wells CORE REIT - Royal Ridge V, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
3929 W. John Carpenter Freeway Irving, TX (#06201)
Wells CORE REIT - South Lake at Dulles, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
13820 Sunrise Valley Drive Herndon, VA (#06209)
100%
Wells Core REIT - 333 E. Lake, LLC EIN 26-0500668* (DE LLC) (Material
333 East Lake Bloomingdale, IL (#06202)
Wells Core REIT - Four Parkway North, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
Four Parkway North Center Deerfield, IL (#06210)
100%
Wells Core REIT - Westway One Houston, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
11210 Equity Drive Houston, TX (#06203)
Wells Core REIT - 2275 Cabot Drive, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
2275 Cabot Drive Lisle, IL (#06211)
100%
Wells Core REIT - 7624/7668 Warren, LLC EIN 26-500668* (DE LLC) (Material Subsidiary)
7624/7668 Warren Pkwy Frisco, TX (#06204)
100%
Wells Core REIT - Miramar Centre II, LLC EIN 26-0500668* (DE LLC) (Material Subsidiary)
3501 SW 160th Ave Miramar, FL (#06205)
100%
Wells Core REIT - 7601 Technology Way, LLC EIN 26-0500668* (DE LLC) (Excluded Subsidiary)
7601 Technology Way Denver, CO (#06206)
100%
Wells Core REIT - Westway II Houston, LLC EIN 26-0501116 (DE LLC) (Material Subsidiary)
4424 West Sam Houston Parkway, North Houston, TX (#06207)

SCHEDULE 6.1(f)

PROPERTIES

Property	Owner
333 E. Lake Street, Bloomingdale, Illinois	Wells Core REIT – 333 E. Lake, LLC
3929 W. John Carpenter Freeway, Irving, Texas	Wells Core REIT – Royal Ridge V, LLC
11210 Equity Drive, Houston, Texas	Wells Core REIT – Westway One Houston, LLC
7624 and 7668 Warren Parkway, Frisco, Texas	Wells Core REIT – 7624/7668 Warren, LLC
3501 SW 160th Avenue, Miramar, Florida	Wells Core REIT – Miramar Centre II, LLC
7601 Technology Way, Denver, Colorado	Wells Core REIT – 7601 Technology Way, LLC
4424 W Sam Houston Parkway N, Houston, TX	Wells Core REIT – Westway II Houston, LLC
6841 Benjamin Franklin Drive, Columbia, MD	Franklin Center, LLC
13820 Sunrise Valley Drive, Herndon, Virginia	Wells Core REIT – South Lake at Dulles, LLC
4 Parkway North Blvd, Deerfield, Illinois	Wells Core REIT – Four Parkway North, LLC
2275 Cabot Drive, Lisle, Illinois	Wells Core REIT – 2275 Cabot Drive, LLC

SCHEDULE 6.1(g)

EXISTING INDEBTEDNESS

1. Term Loan Agreement made as of the 21st of June, 2011 to be effective as of June 27,
2011 by and between PNC Bank, National Association, as lender and Wells Core REIT-

7601 Technology Way, LLC, as borrower.

SCHEDULE 6.1(i)

LITIGATION

None.

SCHEDULE 6.1(k)

FINANCIAL STATEMENTS

None.

SCHEDULE 6.1(p)

ENVIRONMENTAL MATTERS

None.

SCHEDULE 6.1(ee)

EMINENT DOMAIN PROCEEDINGS

None.

SCHEDULE 6.1(jj)

BORROWING BASE PROPERTIES

Property	Owner
333 E. Lake Street, Bloomingdale, Illinois	Wells Core REIT – 333 E. Lake, LLC
11210 Equity Drive, Houston, Texas	Wells Core REIT – Westway One Houston, LLC
7624 and 7668 Warren Parkway, Frisco, Texas	Wells Core REIT – 7624/7668 Warren, LLC
3501 SW 160th Avenue, Miramar, Florida	Wells Core REIT – Miramar Centre II, LLC
4424 W Sam Houston Parkway N, Houston, TX	Wells Core REIT – Westway II Houston, LLC
6841 Benjamin Franklin Drive, Columbia, MD	Franklin Center, LLC
13820 Sunrise Valley Drive, Herndon, Virginia	Wells Core REIT – South Lake at Dulles, LLC
4 Parkway North Blvd, Deerfield, Illinois	Wells Core REIT – Four Parkway North, LLC
2275 Cabot Drive, Lisle, Illinois	Wells Core REIT – 2275 Cabot Drive, LLC
3929 W. John Carpenter Freeway, Irving, Texas	Wells Core REIT – Royal Ridge V, LLC

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.     Assignor:         ________________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.     Assignee:         ______________________________

______________________________
[for each Assignee, indicate Affiliate of [identify Lender]]

3.     Borrower:         Wells Core Office Income Operating Partnership, L.P.

4.     Administrative Agent:     Regions Bank, as the administrative agent under the Credit Agreement

5.     Credit Agreement:     The $300,000,000 Credit Agreement dated as of September 26, 2012 among Wells Core Office Income Operating Partnership, L.P., the
Lenders parties thereto, Regions Bank, as Administrative Agent, and the other agents parties thereto

Exh. A-- 1 -
1/2383748.4

6.     Assigned Interest[s]:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
			$	$	%
			$	$	%
			$	$	%

[7.     Trade Date:     ______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and] Accepted:

REGIONS BANK, as
Administrative Agent

By: _________________________________
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By: ________________________________
Title:

Exh. A-- 2 -
1/2383748.4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.     Representations and Warranties.

1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Assignee under Section 12.5(d) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.5(d) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 8.1 and 8.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

1/2383748.4

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

1/2383748.4

EXHIBIT B

FORM OF CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of September 26, 2012, by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”) and the parties executing this agreement as Guarantors (such parties are hereinafter referred to collectively as the “Guarantors”; the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collectively as the “Contributing Parties”).

WHEREAS, pursuant to that certain Credit Agreement dated as of September 26, 2012 by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”) and Regions Bank, as administrative agent (the “Administrative Agent”) (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Credit Agreement”), the Lenders have agreed to extend financial accommodations to the Borrower;

WHEREAS, as a condition to the execution of the Credit Agreement, the Lenders have required that the Guarantors execute and deliver that certain Guaranty dated as of the date hereof (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Guaranty”);

WHEREAS, pursuant to the Guaranty, the Guarantors have jointly and severally guaranteed the obligations described in the Guaranty (the “Guaranteed Obligations”);

WHEREAS, either (i) the Borrower or its .01% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Administrative Agent and the Lenders through their collective efforts; and

WHEREAS, the Borrower and the Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Credit Agreement and the Guarantors to enter in to the Guaranty, it is agreed as follows:

Exh. B-1
1/2377662.3

1.     Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.     Contribution. To the extent that a Contributing Party shall, under the Guaranty, make a payment (a “Guarantor Payment”) of a portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the “Allocable Amount” (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the “Allocable Amount” (as defined herein) for such Contributing Party.

As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

3.     No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of the Guarantors to which such contribution and indemnification is owing.

4.     Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, except as to any Guarantor upon its release from the Guaranty under the terms of the Credit Agreement or as approved by all of the Lenders. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Administrative Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties

Exh. B-2
1/2377662.3

and the Administrative Agent. If any Lender or the Administrative Agent grants additional loans or financial accommodations to the Borrower or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Administrative Agent receives such written notice, the rights of the other Contributing Parties to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

5.     Governing Law. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

6.     Third Party Beneficiary. The Contributing Parties agree that the Administrative Agent has a valid interest in the terms of this Agreement pursuant to the Credit Agreement and the Guaranty. The Contributing Parties further agree that until all obligations of the Contributing Parties under the Credit Agreement are fully performed and the obligations of the Lenders to extend Loans and issue Letters of Credit has terminated, the Administrative Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.

7.     Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signatures Commence on Following Pages]

Exh. B-3
1/2377662.3

IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By:     Wells Core Office Income REIT, Inc., a
Maryland corporation, its general partner

By: _______________________________
Name: _____________________________
Title: ______________________________

GUARANTORS:

WELLS CORE OFFICE INCOME REIT, INC.,
a Maryland corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________

WELLS CORE OFFICE INCOME
HOLDINGS, LLC, a Delaware limited liability
company

By:     Wells Core Office Income REIT, Inc., a
Maryland corporation, its manager

By: _______________________________
Name: _____________________________
Title: ______________________________

Exh. B-4
1/2377662.3

WELLS CORE REIT – 333 E. LAKE, LLC, a
Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT –WESTWAY ONE
HOUSTON, LLC, a Delaware limited liability
company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-5
1/2377662.3

WELLS CORE REIT – 7624/7668 WARREN,
LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT – MIRAMAR CENTRE
II, LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-6
1/2377662.3

WELLS CORE REIT – FOUR PARKWAY NORTH,
LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT – SOUTH LAKE AT
DULLES, LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-7
1/2377662.3

FRANKLIN CENTER, LLC, a Delaware limited
liability company

By:     The Point at Clark Street REIT, LLC, a
Delaware limited liability company, its sole
member

By:Wells Core REIT - Franklin Center,
LLC, a Delaware limited liability
company, its manager

By:    Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By:    Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

THE POINT AT CLARK STREET REIT, LLC,
a Delaware limited liability company

By:    Wells Core REIT - Franklin Center,
LLC, a Delaware limited liability
company, its manager

By:    Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By:    Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-8
1/2377662.3

WELLS CORE REIT – FRANKLIN CENTER,
LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT TRS, LLC, a Delaware
limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT –WESTWAY II
HOUSTON, LLC, a Delaware limited liability
company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-9
1/2377662.3

WELLS CORE REIT – 2275 CABOT DRIVE,
LLC, a Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT – ROYAL RIDGE V, LLC, a
Delaware limited liability company

By:     Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:     Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. B-10
1/2377662.3

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY dated September 26, 2012, (the “Guaranty”) executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) Regions Bank, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (defined below) under that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, and (b) the Lenders, the Issuing Lender and the Swingline Lender (the parties described in (a) and (b) are hereinafter referred to collectively as the “Credit Parties”).

WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, either (i) the Borrower or its .01% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Credit Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due and payable, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guaranteed Obligations”): (a) all indebtedness, obligations, and liabilities of whatever nature, whether now existing or hereafter incurred,

Exh. C-1
1/2377699.4

owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Term Loans, Revolving Loans, Swingline Loans and the Reimbursement Obligations, and the payment of all interest, including, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency, or similar laws of any jurisdiction at the rate or rates provided in the loan documents, Fees, charges, expenses, indemnification, attorneys’ fees and other amounts payable to any Credit Party thereunder or in connection therewith whether created directly or acquired by the credit parties by assignment or otherwise, whether matured or unmatured and whether absolute or contingent; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guaranteed Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guaranteed Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guaranteed Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(b) any illegality, lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

Exh. C-2
1/2377699.4

(c) any furnishing to a Credit Party of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower or any other Obligor;

(e) any act or failure to act by the Borrower, any other Obligor or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(f) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

(g) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;

(h) to the fullest extent permitted by law, any statute of limitations in any action hereunder or for the collection of the Notes or the Reimbursement Obligations or for the payment or performance of the Guaranteed Obligations;

(i) the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of the Borrower or any Guarantor or any other person or entity;

(j) the dissolution or termination of existence of the Borrower, any Guarantor or any other Person;

(k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or any other Person;

(l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, the Borrower or any Guarantor or any other person, or any of the Borrower’s or any Guarantor’s or any other Person’s or entity’s properties or assets;

(m) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;

(n) the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guaranteed Obligation;

(o) any failure or delay of a Credit Party to commence an action against the Borrower or any other Person, to assert or enforce any remedies against the Borrower under the Notes or the Loan Documents, or to realize upon any security;

Exh. C-3
1/2377699.4

(p) any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding the Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to the Guarantors or not;

(q) failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;

(r) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guaranteed Obligations;

(s) failure to make or give protest and notice of dishonor or of default to the Guarantors or to any other party with respect to the indebtedness or performance of the Guaranteed Obligations;

(t) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which the Guarantors might otherwise be entitled;

(u) any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;

(v) the compromise, settlement, release or termination of any or all of the obligations of the Borrower under the Notes or the Loan Documents;

(w) any transfer by the Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

(x) any claims or rights of setoff, defense or counterclaim whatsoever, whether based in contract, tort, or any other theory, that any Guarantor may have; provided, however, that the foregoing shall not be deemed a waiver of any Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of any Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Administrative Agent or any Lender in any separate action or proceeding;

(y) any law, regulation, decree or order of any jurisdiction or any event affecting any provision of the Guaranteed Obligations; or

(z) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which the Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

Exh. C-4
1/2377699.4

Section 4. Action with Respect to Guaranteed Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or changing the interest rate that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of the Borrowing Base Property or any other Property supporting any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Administrative Agent shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full. In addition to making all of the representations and warranties made by the Borrower with respect to each Guarantor in the Credit Agreement, the Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action of the Guarantor; (ii) (1) does not conflict with or result in a breach of, or constitute a default under, any agreement or other instrument to which any Guarantor is a party; and (2) does not violate any Applicable Law applicable to the Guarantor; (iii) does not require any Governmental Approval relating to any Guarantor; and (iv) is the legal, valid and binding obligation of the
Guarantor enforceable against the Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally; and (b) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Credit Parties or any information received from the Credit Parties and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) full and complete access to the Credit Agreement and the other Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Credit Parties not embodied herein or any acts heretofore or hereafter taken by the Credit Parties (including but not limited to any review by the Credit Parties of the affairs of the Borrower). The REIT Guarantor hereby represents and warrants that the REIT Guarantor is the general partner of the Borrower and owns (directly or indirectly) a substantial amount of the partnership interests in the Borrower and is financially interested in its affairs. All representations and warranties made under this Guaranty shall be deemed to be made at and as of the date of this Guaranty, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder or under the Credit Agreement.

Exh. C-5
1/2377699.4

Section 6. Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder. Each Guarantor also waives the right to require the Administrative Agent to proceed first against the Borrower upon the Guaranteed Obligations before proceeding against such Guarantor hereunder.

Section 8. Reinstatement of Guaranteed Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, this Guaranty shall continue to be effective or be reinstated and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.

Section 9. Avoidance. As of any date of determination, the maximum obligation of each Guarantor shall equal, but not exceed, the maximum amount of liability which could be asserted against such Guarantor hereunder (or any other obligations of such Guarantor to the Credit Parties) without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Guarantor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws. This Section is intended solely to preserve the rights of the Credit Parties hereunder to the maximum extent that would not cause the obligations of each Guarantor hereunder to be unenforceable or subject to avoidance, and neither a Guarantor nor any other Person shall have any right or claim under this Section as against the Credit Parties that would not otherwise be available to such Person.

Exh. C-6
1/2377699.4

Section 10. No Contest with Credit Parties; Subordination. So long as any Guaranteed Obligation remains unpaid or undischarged, the Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors to the Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, so long as any Guaranteed Obligation remains unpaid or undischarged, the Guarantors hereby expressly waive any right of contribution from or indemnity against the Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and the Guarantors acknowledge that the Guarantors have no right whatsoever to proceed against the Borrower for reimbursement of any such payments. In connection with the foregoing, the Guarantors expressly waive any and all rights of subrogation to the Credit Parties against the Borrower, and the Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against the Borrower and any rights to participate in any collateral for the Borrower’s obligations under the Loan Documents. The Guarantors hereby subordinate any and all indebtedness of the Borrower now or hereafter owed to the Guarantors to all indebtedness of the Borrower to the Credit Parties, and agree with the Credit Parties that (a) the Guarantors shall not demand or accept any payment from the Borrower on account of such indebtedness, (b) the Guarantors shall not claim any offset or other reduction of the Guarantors’ obligations hereunder because of any such indebtedness, and (c) the Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by the Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of the Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required. Whenever any Tax is paid by any Guarantor, as promptly as possible thereafter, such Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by the Administrative Agent.

Exh. C-7
1/2377699.4

Section 12. Setoff. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Administrative Agent subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor held at any of the offices of the Administrative Agent, against and on account of any of the Guaranteed Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. The foregoing shall not apply to any account governed by a written agreement containing an express waiver by such Participant of such Participant’s rights of setoff.

Section 13. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of the Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of the Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. The Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, the Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Exh. C-8
1/2377699.4

Section 14. ADDITIONAL GUARANTORS; RELEASE OF GUARANTORS. SECTION 7.12 OF THE CREDIT AGREEMENT PROVIDES THAT CERTAIN MATERIAL SUBSIDIARIES MUST BECOME GUARANTORS BY, AMONG OTHER THINGS, EXECUTING AND DELIVERING TO THE ADMINISTRATIVE AGENT A JOINDER AGREEMENT. ANY SUBSIDIARY WHICH EXECUTES AND DELIVERS TO THE ADMINISTRATIVE AGENT A JOINDER AGREEMENT SHALL BE A GUARANTOR FOR ALL PURPOSES HEREUNDER. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SECTION 7.12(B) OF THE CREDIT AGREEMENT, CERTAIN SUBSIDIARIES MAY OBTAIN FROM THE ADMINISTRATIVE AGENT A WRITTEN RELEASE FROM THIS GUARANTY PURSUANT TO THE PROVISIONS OF SUCH SECTION, AND UPON OBTAINING SUCH WRITTEN RELEASE, ANY SUCH SUBSIDIARY SHALL NO LONGER BE A GUARANTOR HEREUNDER. EACH OTHER GUARANTOR CONSENTS AND AGREES TO ANY SUCH RELEASE AND AGREES THAT NO SUCH RELEASE SHALL AFFECT ITS OBLIGATIONS HEREUNDER.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

Section 17. WAIVER OF JURY TRIAL; ETC.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Exh. C-9
1/2377699.4

(b) EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND
THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guaranteed Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy. The remedies provided in this guaranty are not cumulative.

Section 20. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations, the cancellation of all Letters of Credit and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Exh. C-10
1/2377699.4

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or the other Credit Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders, the Issuing Lender and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guaranteed Obligation, or grant or sell participations in any Guaranteed Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor, subject to the terms of Section 12.8 of the Credit Agreement. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTEED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 12:00 p.m. on the date of demand therefore.

Section 25. Expenses. The Guarantors shall reimburse the Administrative Agent on demand for all costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel for the Administrative Agent and costs allocated by its internal legal department) incurred by the Administrative Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Section 26. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor, in care of the Borrower at the Borrower’s address for notices provided for in the Credit Agreement, (b) to the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Exh. C-11
1/2377699.4

Section 27. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 28. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 29. Limitation of Liability.

Neither the Administrative Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent, any other Credit Party or any of such Person’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 30. Integration; Effectiveness. This Guaranty sets forth the entire understanding of the Guarantors and the Credit Parties relating to the guarantee of the Guaranteed Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 31. Definitions.

Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

[Signatures Commence on the Following Page.]

Exh. C-12
1/2377699.4

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date and year first written above.

GUARANTORS:

WELLS CORE OFFICE INCOME REIT, INC.,
a Maryland corporation

By: ___________________________________
Name: _________________________________
Title: __________________________________

WELLS CORE OFFICE INCOME
HOLDINGS, LLC, a Delaware limited liability
company

By:	Wells Core Office Income REIT, Inc., a
Maryland corporation, its manager

By: ________________________________
Name:______________________________
Title: _______________________________

WELLS CORE REIT - 333 E. LAKE, LLC, a
Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-13
1/2377699.4

WELLS CORE REIT - WESTWAY ONE
HOUSTON, LLC, a Delaware limited liability
company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT - 7624/7668 WARREN,
LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-14
1/2377699.4

WELLS CORE REIT - MIRAMAR CENTRE
II, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT - FOUR PARKWAY NORTH,
LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT - SOUTH LAKE AT
DULLES, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-15
1/2377699.4

FRANKLIN CENTER, LLC, a Delaware limited
liability company

By:    The Point at Clark Street REIT, LLC, a
Delaware limited liability company, its sole
member

By:	Wells Core REIT- Franklin Center,
LLC, a Delaware limited liability
company, its manager

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

THE POINT AT CLARK STREET REIT, LLC,
a Delaware limited liability company

By:	Wells Core REIT- Franklin Center, LLC,
a Delaware limited liability company, its manager

By: Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By: Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-16
1/2377699.4

WELLS CORE REIT- FRANKLIN CENTER,
LLC, a Delaware limited liability company

By:    Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its managing member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT TRS, LLC, a Delaware
limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT - WESTWAY II
HOUSTON, LLC, a Delaware limited liability
company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-17
1/2377699.4

WELLS CORE REIT - 2275 CABOT DRIVE,
LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

WELLS CORE REIT - ROYAL RIDGE V, LLC, a
Delaware limited liability company

By:	Wells Core Office Income Operating
Partnership, L.P., a Delaware limited
partnership, its sole member

By:	Wells Core Office Income REIT,
Inc., a Maryland corporation, its
general partner

By: __________________________
Name: ________________________
Title: _________________________

Exh. C-18
1/2377699.4

EXHIBIT D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT dated as of ________, 201_, executed and delivered by ______________, a ____________ (the “New Subsidiary”), in favor of (a) Regions Bank, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (defined below) under that certain Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, and (b) the Lenders, the Issuing Lender and the Swingline Lender (the parties described in (a) and (b) above are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower or its .01% general partner owns, directly or indirectly, at least a majority of the issued and outstanding Equity Interests in the New Subsidiary;
WHEREAS, the Borrower, the New Subsidiary, and the existing Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Credit Parties continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:
Section 1.Joinder to Guaranty. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Guaranty dated September 26, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”) made by Wells Core Office Income REIT, Inc., a Maryland corporation, Wells Core Office Income Holdings, LLC, a Delaware limited liability company and each other Person a party thereto in favor of the Credit Parties and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:

Exh. D-1
1/2377825.3

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations (as defined in the Guaranty);

(b) makes to the Credit Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

Section 2.Joinder to Contribution Agreement. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Contribution Agreement dated September 26, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Contribution Agreement”) made by the Borrower and the other Persons a party thereto and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Contribution Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby agrees to be bound by each of the covenants contained in the Contribution Agreement, and consents and agrees to each provision set forth in the Contribution Agreement.

Section 3.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

Section 4.Further Assurances. The New Subsidiary agrees to execute and deliver such other instruments and documents and take such other action, as the Administrative Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

Section 5.Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

(Signatures Commence on the Following Page)

Exh. D-2
1/2377825.3

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW SUBSIDIARY]
By:
Name:
Title:
[SEAL]
Address for Notices:
Attention:
Telecopy Number:
Telephone Number:

Accepted:
REGIONS BANK,
as Administrative Agent

By:
Name:
Title:

Exh. D-3
1/2377825.3

EXHIBIT E-1
FORM OF NOTICE OF BORROWING
(REVOLVING LOANS)
_____, 201__

Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:

Reference is made to [Notice of Borrowing submitted prior to closing: the draft as of the date hereof of that certain proposed Credit Agreement to be] [Notice of Borrowing submitted after closing: that certain Credit Agreement] dated September 26, 2012, (as amended from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (“Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
[Notice of Borrowing of LIBOR Rate Loans to be funded at closing: In consideration for permitting the Borrower to request Revolving Loans as LIBOR Rate Loans pursuant to Section 2.1(c) of the Credit Agreement, as set forth below, prior to the effectiveness of the Credit Agreement, the Borrower agrees that, in the event the Borrower fails to borrow such LIBOR Rate Loans on the requested borrowing date for any reason whatsoever (including the failure of the Credit Agreement to become effective), the Borrower hereby unconditionally agrees to reimburse each applicable Lender in respect of its proposed LIBOR Rate Loan upon its demand as set forth in Section 4.4 of the Credit Agreement as if it were in effect with respect to the requested LIBOR Rate Loans.]

The Borrower hereby requests that the Lenders make Revolving Loans to the Borrower pursuant to Section 2.1(c) of the Credit Agreement in the amount of $________ (minimum of $1,000,000.00 and in multiples of $250,000.00 for Base Rate Loans; minimum of $1,000,000.00 and in multiples of $1,000,000.00 for LIBOR Rate Loans).

Exh. E-1-1
1/2377870.4

Aggregate Commitments	$200,000,000
Less the amount of all outstanding Revolving Loans	($_________)
Less the aggregate amount of all Letter of Credit Liabilities	($_________)
Less outstanding Swingline Loans	($_________)
Available Amount	$_________
Less amount requested	($_________)
Amount remaining to be advanced	$_________

The advance is to be made as follows:

A.	Base Rate Loan:

1.	Amount of Base Rate Loan: $__________

2.	Proposed Date of Base Rate Loan __________

B.	LIBOR Rate Loan:

1.	Amount of LIBOR Rate Loan: $__________

1.	Number of LIBOR Rate Loans now in
effect: [cannot exceed 6 including the Term Loan and
Revolving Loans])
__________

2.	Proposed Date of new LIBOR Rate Loan:

3.	Interest Period for new LIBOR Rate Loan: [Check one box only]

☐ Seven day
☐ One month
☐ Two months
☐ Three months
☐ Six months
The proceeds of this borrowing of Revolving Loans will be used for general business purposes.
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and
Exh. E-1-2
1/2377870.4

accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.
If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1(c) of the Credit Agreement.
Sincerely,

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:

Exh. E-1-3
1/2377870.4

EXHIBIT E-2
FORM OF NOTICE OF BORROWING
(TERM LOAN)
_____, 201__

Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:

Reference is made to [Notice of Borrowing under Section 2.1(b) (the initial Term Loan): the draft as of the date hereof of that certain proposed Credit Agreement to be] [Notice of Borrowing under Section 2.1(c) (any increase in the Term Loan): that certain Credit Agreement] dated as of September 26, 2012 (as amended from time to time, the "Credit Agreement"), among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (“Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
[Notice of Borrowing of LIBOR Rate Loans for the initial Term Loan under Section 2.1(b) only: In consideration for permitting the Borrower to request the Term Loan as LIBOR Rate Loans pursuant to Section 2.1(b) of the Credit Agreement, as set forth below, prior to the effectiveness of the Credit Agreement, the Borrower agrees that, in the event the Borrower fails to borrow such LIBOR Rate Loans on the requested drawdown date for any reason whatsoever (including the failure of the Credit Agreement to become effective), the Borrower hereby unconditionally agrees to reimburse each applicable Lender in respect of its proposed LIBOR Rate Loan upon its demand as set forth in Section 4.4 of the Credit Agreement as if it were in effect with respect to the requested LIBOR Rate Loans.]

The Borrower hereby requests that [The initial Term Loan: the Lenders make the Term Loan to the Borrower pursuant to Section 2.1(b) of the Credit Agreement in the amount of $100,000,000] [For a Term Loan increase: the applicable Lenders make the Term Loan to the Borrower pursuant to Section 2.1(c) of the Credit Agreement in the amount of $________].

Exh. E-2-1
1/2377870.4

The advance is to be made as follows:

A.	Base Rate Loan:

4.	Amount of Base Rate Loan: $__________

5.	Proposed Date of Base Rate Loan _________

B.	LIBOR Rate Loan:

6.	Amount of LIBOR Rate Loan: $__________

7.	Number of LIBOR Rate Loans now in
effect: [cannot exceed 6 including the Term Loan and
Revolving Loans])
__________

8.	Proposed Date of new LIBOR Rate Loan: __________

9.	Interest Period for new LIBOR Rate Loan: [Check one box only]

☐ Seven day
☐ One month
☐ Two months
☐ Three months
☐ Six months
The proceeds of this borrowing of the Term Loan will be used for general business purposes.
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Term Loan and after giving effect thereto, (a) no Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representation to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Term Loan contained in Article V of the Credit Agreement will have been satisfied at the time such Term Loan is made.
[For a Term Loan increase: If notice of the requested borrowing of the Term Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1(c) of the Credit Agreement.]

Exh. E-2-2
1/2377870.4

Sincerely,

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:

Exh. E-2-3
1/2377870.4

EXHIBIT F
FORM OF NOTICE OF CONTINUATION
_____, 201__
Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans, as LIBOR Rate Loans, under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by the Credit Agreement:

1.	The proposed date of such Continuation is ____________, 201__.

2.	The aggregate principal amount of Loans subject to the requested Continuation is $___________ and was originally borrowed by the Borrower on _____________, 201__.

3.	The portion of such principal amount subject to such Continuation of Loans is $______.

4.	The current Interest Period for each of the Loans subject to such Continuation ends on ______, 201__.

Exh. F-1
1/2377948.3

5.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

Interest Period1

☐ Seven day
☐ One month
☐ Two months
☐ Three months
☐ Six months
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default has or shall have occurred and be continuing.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8 of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Continuation as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:

1 If more than one Interest Period is desired, indicate the principal amount of the Loans requested for each Interest Period.

Exh. F-2
1/2377948.3

EXHIBIT G
FORM OF NOTICE OF CONVERSION
_____, 201__
Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is_____, 201__.

2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]    ☐    Base Rate Loans

☐    LIBOR Rate Loans

3.	The aggregate principal amount of Loans subject to the requested Conversion is $_________ and was originally borrowed by the Borrowers on_____, 201__.

4.	The portion of such principal amount subject to such Conversion is $________.

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

Exh. G-1
1/2377950.3

☐    Base Rate Loans
☐    LIBOR Rate Loans, each with an initial Interest Period for a duration of:
Interest Period1
☐    Seven day
☐    One month
☐    Two months
☐    Three months
☐    Six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto no Default has or shall have occurred and be continuing.
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9 of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Conversion as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:

1 If more than one Interest Period is desired, indicate the principal amount of the Revolving Loans requested for each Interest Period.

Exh. G-2
1/2377950.3

EXHIBIT H
FORM OF NOTICE OF SWINGLINE BORROWING
_______ __, 20__
Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $_________.

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on ______, 201__.

3.	The proceeds of this Swingline Loan will be used for general business purposes.

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Administrative Agent, the Swingline Lender and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

Exh. H-1
1/2377952.4

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.2(b) of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.
WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:
[SEAL]

Exh. H-2
1/2377952.4

EXHIBIT I
FORM OF SWINGLINE NOTE
$20,000,000    September 26, 2012
FOR VALUE RECEIVED, the undersigned, WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of REGIONS BANK (the “Swingline Lender”) in care of Administrative Agent to Administrative Agent's address at Regions Bank, c/o Regions Capital Markets Group, 3050 Peachtree Road NW, Suite 400, Atlanta, Georgia 30305, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of Twenty MILLION AND NO/100 DOLLARS ($20,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
This Note is the Swingline Note referred to in the Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as Administrative Administrative Agent (the “Administrative Agent”), and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.
The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.
Except as permitted by Sections 11.8 and 12.5(d) of the Credit Agreement, this Note may not be assigned by the Swingline Lender to any other Person.
TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.
[Signatures commence on the following page.]
Exh. I-1
1/2388875.3

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By: Wells Core Office Income REIT, Inc., its sole
General Partner

By:
Name:
Title:
[SEAL]

Exh. I-2
1/2388875.3

SCHEDULE OF SWINGLINE LOANS
This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exh. I-3
1/2388875.3

EXHIBIT J
FORM OF REVOLVING NOTE
$________    __________ __, 201_
FOR VALUE RECEIVED, the undersigned, WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of _____________ (the “Lender”), in care of Administrative Agent to Administrative Agent's address at Regions Bank, c/o Regions Capital Markets Group, 3050 Peachtree Road NW, Suite 400, Atlanta, Georgia 30305, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ___________ AND ___________ /100 DOLLARS ($__________ ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
This Note is one of the Revolving Notes referred to in the Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.
[Signatures commence on the following page.]
Exh. J-1
1/2377957.3

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:
[SEAL]

Exh. J-2
1/2377957.3

SCHEDULE OF REVOLVING LOANS
This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exh. J-3
1/2377957.3

EXHIBIT K
FORM OF TERM NOTE
$________    __________ __, 201_
FOR VALUE RECEIVED, the undersigned, WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of _____________ (the “Lender”), in care of Administrative Agent to Administrative Agent's address at Regions Bank, c/o Regions Capital Markets Group, 3050 Peachtree Road NW, Suite 400, Atlanta, Georgia 30305, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ___________ AND ___________ /100 DOLLARS ($__________ ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
This Note is one of the Term Notes referred to in the Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The date, amount of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the portion of the Term Loan made by the Lender.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.
[Signatures commence on the following page.]
Exh. K-1
1/2378466.2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc.,
its sole General Partner

By:
Name:
Title:
[SEAL]

Exh. K-2
1/2378466.2

SCHEDULE OF TERM LOANS
This Note evidences the Term Loan made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exh. K-3
1/2378466.2

EXHIBIT L
FORM OF COMPLIANCE CERTIFICATE
_________, 201_
Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Each of the Lenders Party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.3(a) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:
(1)The undersigned is a Responsible Officer of the REIT Guarantor.

(2)The undersigned is responsible for and has made or caused to be made under his/her supervision a detailed review of the applicable activities of the Obligors and their Subsidiaries in connection with the preparation of this Certificate.

(3)The undersigned has examined the books and records of the Borrower and the REIT Guarantor and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(4)No Default exists [if such is not the case, specify such Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower and / or the REIT Guarantor with respect to such event, condition or failure].

(5)The representations and warranties made or deemed made by the Borrower and the other Obligors in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

Exh. L-1
1/2377958.3

(6)Attached hereto as Schedule 1 are detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 9.1 through 9.3, 9.5 and 9.13 of the Credit Agreement.

(7)Attached hereto are the deliverables required by Section 8.3(a)(A) through (D).

(8)The undersigned has delivered the Borrowing Base Certificate set forth in Section 8.3(b) of the Credit Agreement.

[Signatures commence on the following page.]

Exh. L-2
1/2377958.3

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By: Wells Core Office Income REIT, Inc., its sole
general partner

By:
Name:
Title:

[Calculations and Deliverables to be Attached]

Exh. L-3
1/2377958.3

EXHIBIT M
FORM OF COMMITMENT AND ACCEPTANCE

This Commitment and Acceptance (this “Commitment and Acceptance”) dated as of ____________, 201_, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS
Reference is made to that certain Credit Agreement dated September 26, 2012 (such agreement, together with any amendments, supplements or other modifications thereto from time to time, collectively, the “Credit Agreement”) between Wells Core Office Income Operating Partnership, L.P. (“Borrower”), Regions Bank, as administrative agent and the other Lenders from time to time party thereto.
Pursuant to Section 2.11(b) of the Credit Agreement, Borrower has requested an increase in the (i) Revolving Commitments from $_______________ to $__________________ and/or (ii) the Term Loan in the amount of $_______________. Such increase in the Revolving Commitments or the Term Loan is to become effective on _______________ __, ____ (the “Increase Date”).1
In connection with such requested increase in the Revolving Commitment and/or the Term Loan, Borrower, Administrative Agent and _________________ (“Accepting Lender”) hereby agree as follows:
1.    ACCEPTING LENDER'S COMMITMENT. Effective as of the Increase Date, [Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have (subject to the provisions of Section 2.11(b) of the Credit Agreement) all of the rights and obligations of a Lender thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon [have a [Revolving Commitment][and/or][Term Loan Commitment] under and for purposes of the Credit Agreement in the amount] OR [the [Revolving Commitment][and/or][Term Loan Exposure] of Accepting Lender under the Credit Agreement shall be increased from $___________________ to the amount] set forth opposite Accepting Lender's name on the signature pages hereof.
2.    REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. [Accepting Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby.]2 Accepting Lender further represents and warrants that it has full power and authority, and has taken all action necessary to (i) become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in

1 This date is to be agreed upon by Borrower, Administrative Agent and Accepting Lender. See Section 2.11(c) of the Credit Agreement.
2 If the Accepting Lender is already a party to the Credit Agreement prior to the Increase Date, only the bracketed provision needs to be included.

Exh. M-1
1/2377992.4

order to become a Lender, (iii) from and after the Increase Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its [Revolving Commitment][and/or][Term Loan Exposure], shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
3.    REPRESENTATIONS OF BORROWER. Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default, and (b) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.
4.    GOVERNING LAW. This Commitment and Acceptance shall be governed by the laws of the State of New York.

[Signatures commence on the following page.]

Exh. M-2
1/2377992.4

IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By: Wells Core Office Income REIT, Inc., its sole
General Partner

By:
Name:
Title:

REGIONS BANK, as Administrative Agent
By:
Name:
Title:

[NAME OF ACCEPTING LENDER]

By:
Name:
Title:

Exh. M-3
1/2377992.4

EXHIBIT N
FORM OF BORROWING BASE CERTIFICATE
_____, 201__

Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Each of the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.3(b) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

(1)The undersigned is the chief financial officer of the REIT Guarantor.

(2)Attached hereto as Schedule 1 is a list of all Borrowing Base Properties together with a calculation of the Borrowing Base Value and the Implied Debt Yield.

(3)All Borrowing Base Properties listed on Schedule 1 fully qualify under the applicable criteria for inclusion as Borrowing Base Properties, as set forth in the Credit Agreement.

(4)All acquisitions, dispositions or other removals of Borrowing Base Properties completed during the [fiscal year ended 20__] [fiscal quarter ended _________ __, 20__] were permitted under the Credit Agreement,

(5)The Actual Cost for any Borrowing Base Property acquired during such period and the Borrowing Base Value for any Borrowing Base Property removed during such period is set forth on Schedule 1.

[Signatures commence on the following page.]

Exh. N-1
1/2378405.4

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Borrowing Base Certificate as of the date first written above.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By: Wells Core Office Income REIT, Inc., its sole
general partner

By:
Name:
Title:

Exh. N-2
1/2378405.4

Schedule 1

Exh. N-3
1/2378405.4

EXHIBIT O
FORM OF BORROWING BASE ADDITION CERTIFICATE

____________, 201_
Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention: Paul Burgan

Each of the Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.5 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:
(i)Schedule 1 attached hereto sets forth a list of all Borrowing Base Properties, all of which fully qualify as Borrowing Base Properties under the applicable criteria for inclusion as Borrowing Base Properties under the Credit Agreement, together with a calculation of the Borrowing Base Value, which includes the calculation of the Implied Debt Yield;

(ii)after giving effect to the addition of the [_________________] Property (as such term is defined below), the Borrower will be in compliance with each of the requirements and covenants contained in Section 2.13 and Sections 9.1 through 9.3, 9.5 and 9.13 of the Credit Agreement on a pro-forma basis based upon the most recent financial statements available under either Section 8.1 or 8.2 of the Credit Agreement, together with all supporting calculations as set forth on Schedule 2 attached hereto;

(iii)that the acquisition of the property known as [_________________] (the “[_________________] Property”) is permitted under the Credit Agreement;

(iv)the Actual Cost of the [_________________] Property is $[_________________]; and

(v)the [_________________] Property satisfies all of the requirements set forth in clauses (a) through (i) of the definition of “Borrowing Base Property” in the Credit Agreement.
[Signatures commence on the following page.]
Exh. 0-1
1/2378422.4

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a Delaware
limited partnership

By: Wells Core Office Income REIT, Inc., its sole
general partner

By:
Name:
Title:

Exh. 0-2
1/2378422.4

Schedule 1
Borrowing Base Properties:

Exh. 0-3

1/2378422.4

Calculations:
[to be attached]

Exh. 0-4

1/2378422.4

Schedule 2
[Calculations to be attached]

Exh. 0-5

1/2378422.4

EXHIBIT P
FORM OF RELEASE REQUEST
_____, 201__

Regions Bank, as Administrative Agent under the Credit Agreement referred to below
c/o Regions Capital Markets Group
3050 Peachtree Road NW, Suite 400
Atlanta, Georgia 30305
Attention:  Paul Burgan

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated September 26, 2012, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Wells Core Office Income Operating Partnership, L.P. (the “Borrower”), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Regions Bank, as administrative agent (the “Administrative Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Borrower hereby requests that the Administrative Agent release the following Guarantor from the Guaranty in connection with the Credit Agreement as follows (the “Release”):
Guarantor to be released1:     _______________________
(the “Company”)
Effective date of release:     _____________ ___, 201__
(the “Effective Date”)

The Borrower hereby represents, warrants and certifies to the Administrative Agent that:

(1)	as of the Effective Date, the Company shall not own any Borrowing Base Property;

(2)
on and as of the date hereof and the Effective Date, no Default exists and no Default would occur as a result of the release of the Company as a Guarantor, including, without limitation, a Default resulting from a violation of any of the covenants contained in Section 9.1 of the Credit Agreement or noncompliance with the requirements of Section 2.13 of the Credit Agreement;

(3)	this notice is being delivered to the Administrative Agent on the date hereof, which is at least ten (10) Business Days prior to the Effective Date;

1 Guarantor to be released may not be the REIT Guarantor.

Exh. P-1
1/2385323.3

(4)
as of the Effective Date, the Company (a) does not qualify, or upon release will cease to qualify as a Material Subsidiary, (b) qualifies, or upon release hereunder will qualify, as an Excluded Subsidiary; or (c) the Company owns one or more Properties, other than Borrowing Base Properties, that are intended to support additional Indebtedness of the Borrower, to be guaranteed by the Company, and such Indebtedness and such guaranty are otherwise permitted by the Credit Agreement; and

(5)
if the Company now owns a Borrowing Base Property, attached hereto is a pro forma Compliance Certificate giving effect to the transaction or other event which forms the basis for the Release and the removal of the Properties of the Company from the calculation of Borrowing Base Value, which Compliance Certificate shows continued compliance with each of the covenants contained in Sections 9.1 through 9.3, 9.5 and 9.13 of the Credit Agreement and the requirements of Section 2.13 of the Credit Agreement.

The Borrower agrees that it shall promptly delivery to the Administrative Agent any other evidence reasonably requested by the Administrative evidencing the statements made in clause (4) above and any of the other foregoing representations.
The Borrower hereby certifies to the Administrative Agent and the Lenders that upon the Effective Date and the Release, the Guaranty and the Loan Documents shall remain in full force and effect and be enforceable against the Borrower and the Guarantors other than the Company.
[Signature page follows.]

Exh. P-2
1/2385323.3

Sincerely,

WELLS CORE OFFICE INCOME
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By: Wells Core Office Income REIT, Inc., its
sole General Partner

By:
Name:
Title:

Exh. P-3
1/2385323.3

Pro Forma Compliance Certificate
[See attached]

Exh. P-4
1/2385323.3

Release Acknowledgement
Release Date: ____________ ___, 201___
In reliance upon the Release Request dated ____________ ___, 2012 made by Wells Core Office Income Operating Partnership, L.P. (the “Borrower”) to Regions Bank, as Administrative Agent for the Lenders (the “Administrative Agent”) in connection with that certain Credit Agreement dated September __ 2012, (restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Administrative Agent, and the Lenders party thereto, the Administrative Agent hereby releases __________________ (the “Company”) from the Guaranty as of the Release Date, and affirms that as of the Release Date, the Company shall no longer be a Guarantor in connection with the Credit Agreement (capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement).
REGIONS BANK, as Administrative Agent

By:
Name:
Title:

Exh. P-5
1/2385323.3